LEASE FOR THE BROADWAY CENTER

                                 BY AND BETWEEN

                           CTC INVESTMENTS II LIMITED

                                       AND

                       NATIONAL AUTO FINANCE COMPANY, INC.

                                      DATED


                                  JUNE 16, 1997




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                                    I N D E X

ARTICLE                                                                     Page

ARTICLE 1         BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS .....  1
                  1.1      Basic Lease Provisions............................  1
                  1.2      Identification of Exhibits........................  2

ARTICLE 2         PREMISES AND TERM..........................................  3
                  2.1      Lease of Premises.................................  3
                  2.2      Term of Lease.....................................  3
                  2.3      Right to Measure..................................  3

ARTICLE 3         RENEWAL OPTION.............................................  4
                  3.1      Option............................................  4
                  3.2      Notice............................................  4
                  3.3      Monthly Base Rent During Renewal Term.............  4
                  3.4      Compliance with terms of Lease....................  4
                  3.5      Fair Market Rate..................................  4

ARTICLE 4         RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE.................  6

ARTICLE 5         FIRST RIGHT TO LEASE.......................................  8

ARTICLE 6         RENT AND TAXES............................................. 10
                  6.1      Rent.............................................. 10
                  6.2      Taxes............................................. 10

ARTICLE 7         UTILITIES.................................................. 10
                  7.1      Payment by Tenant................................. 10
                  7.2      No Liability of Landlord.......................... 10
                  7.3      Installation of Equipment......................... 11

ARTICLE 8         POSSESSION, USE AND ENJOYMENT.............................. 11
                  8.1      Demise of Premises................................ 11
                  8.2      Prohibited Uses................................... 11
                  8.3      Landlord's Work................................... 11
                  8.4      Tenant's Work..................................... 11
                  8.5      Permitted Uses.................................... 11
                  8.6      No Violations of Lease............................ 12
                  8.7      Licenses or Permits............................... 12
                  8.8      No Unusual Risks.................................. 12
                  8.9      Signage........................................... 12
                  8.10     Permitted Signage................................. 12
                  8.11     Quiet Enjoyment................................... 12
                  8.12     Landlord's Title.................................. 12
                  8.13     Additional Landlord's Representations............. 12

ARTICLE 9         CONDITION OF PREMISES...................................... 13

ARTICLE 10        ASSIGNMENT AND SUBLETTING.................................. 13

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                  10.1     Assignment and Subletting......................... 13
                  10.2     Notice and Consent................................ 13
                  10.3     Effectiveness..................................... 14
                  10.4     Intercompany Assignment........................... 14

ARTICLE 11        ACCESS, CHANGES IN BUILDING FACILITIES, NAME............... 15
                  11.1     Landlord's Access................................. 15
                  11.2     Exhibition of Premises............................ 15
                  11.3     Landlord's Representatives and Designees.......... 15
                  11.4     No Unreasonable Interferences..................... 15

ARTICLE 12        MAINTENANCE AND REPAIR..................................... 15
                  12.1     Tenant's Obligation............................... 15
                  12.2     Tenant's Work and Property........................ 15
                  12.3     Landlord's Obligation............................. 16
                  12.4     Maintenance and Service Agreements................ 16
                  12.5     No Liability of Landlord.......................... 16
                  12.6     Floor Loads....................................... 16
                  12.7     Machines and Equipment............................ 16
                  12.8     Inconvenience or Injury to Business............... 16

ARTICLE 13        SERVICES AND FUNCTIONS..................................... 17
                  13.1     Landlord's Obligations............................ 17
                  13.2     Tenants Obligations............................... 17
                  13.3     Pests............................................. 17
                  13.4     Water............................................. 17

ARTICLE 14        ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL
                  OCCUPANCY.................................................. 17
                  14.1     Alterations and Improvements...................... 17
                  14.2     Liens............................................. 18

ARTICLE 15        WAIVER OF CLAIMS........................................... 18

ARTICLE 16        TENANT'S DEFAULT AND LANDLORD'S REMEDIES................... 19
                  16.1     Events of Default................................. 19
                  16.2     Landlord's Remedies............................... 19
                  16.3     Trustee in Bankruptcy............................. 20
                  16.4     Attorneys' Fees................................... 20
                  16.5     Limitation of Remedies............................ 21

ARTICLE 17        SURRENDER OF PREMISES...................................... 21

ARTICLE 18        HOLDING OVER............................................... 21

ARTICLE 19        DAMAGE BY FIRE OR OTHER CASUALTY........................... 22
                  19.1     Substantial Untenantability....................... 22
                  19.2     Insubstantial Untenantability..................... 22
                  19.3     Rent Abatement.................................... 22

ARTICLE 20        EMINENT DOMAIN............................................. 23

                                       ii

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                  20.1     Substantial Taking................................ 23
                  20.2     Insubstantial Taking.............................. 23
                  20.3     Compensation...................................... 23

ARTICLE 21        INSURANCE.................................................. 23
                  21.1     Tenant's Insurance................................ 23
                  21.2     Landlord's Insurance.............................. 23
                  21.3     Mutual Waiver of Subrogation...................... 24

ARTICLE 22        RULES AND REGULATIONS...................................... 24

ARTICLE 23        LANDLORD'S RIGHTS.......................................... 24

ARTICLE 24        ESTOPPEL CERTIFICATES...................................... 25

ARTICLE 25        ADJUSTMENT TO MONTHLY BASE RENT............................ 25
                  25.1     Expenses.......................................... 25
                  25.2     Taxes............................................. 26
                  25.3     Adjustments....................................... 26
                  25.4     Inspection of Records............................. 29

ARTICLE 26        PARKING.................................................... 29

ARTICLE 27        REAL ESTATE BROKERS........................................ 29

ARTICLE 28        SUBORDINATION AND ATTORNMENT............................... 29
                  28.1     Subordination..................................... 30
                  28.2     Attornment........................................ 30
                  28.3     Conditions to Subordination and Attornment........ 30
                  28.4     Subordination of Landlord's Lien.................. 30

ARTICLE 29        NOTICES.................................................... 31

ARTICLE 30        MISCELLANEOUS.............................................. 31
                  30.1     Late charges...................................... 31
                  30.2     Entire Agreement.................................. 32
                  30.3     Accord and Satisfaction........................... 32
                  30.4     Limitation of Liability........................... 32
                  30.5     Force Majeure..................................... 32
                  30.6     Applicable Law.................................... 33
                  30.7     Time.............................................. 33
                  30.8     Landlord's Right to Perform Tenant's Duties....... 33
                  30.9     Landlord's Access................................. 33
                  30.11    Tenant's Remedies................................. 33
                  30.12    Headings.......................................... 35
                  30.13    Cover Sheet....................................... 35
                  30.14    Table............................................. 35
                  30.15    Exhibits.......................................... 35
                  30.16    References........................................ 35
                  30.17    Gender; Successor & Assigns....................... 35
                  30.18    Joint and Several Obligations..................... 35

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                  30.19    Multiple Tenants.................................. 35
                  30.20    Mortgages......................................... 36
                  30.21    References to Lease as a Whole.................... 36
                  30.22    Consents and Approvals............................ 36
                  30.23    Recordation....................................... 36
                  30.24    Arbitration....................................... 36

                                       iv

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                                      LEASE

                                    ARTICLE 1

              BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

         1.1      BASIC LEASE PROVISIONS.

                  (a)      BUILDING & ADDRESS:

                           Broadway Center -- Building I
                           10302 Deerwood Park Boulevard
                           Jacksonville, Florida 32257

                  (b)      LANDLORD & ADDRESS:

                           CTC Investments II Limited
                           9428 Baymeadows Road, Suite 112
                           Jacksonville, Florida  32256
                           ATTN:  Thomas F. Beeckler

                  (c)      TENANT & CURRENT ADDRESS:

                           National Auto Finance Company, Inc.
                           One Park Place, Suite 550
                           621 N.W. 53rd Street, Boca Raton, FL 33487
                           ATTN: William Magro

                  (d)      DATE OF LEASE: June 16, 1997

                  (e)      LEASE TERM:  Six (6) years

                  (f) COMMENCEMENT DATE OF TERM: The Commencement Date, as defined in Section 2.2 hereof.

                  (g) EXPIRATION DATE OF TERM: The Expiration Date, as defined in Section 2.2 hereof.

                  (h) MONTHLY BASE RENT: The monthly base rent shall be in the following amounts for the following years during the term of this Lease:

================================================================================
                              Monthly Base Rent                 Monthly
     Lease Year/Month         per square foot                 Base Rent
================================================================================
--------------------------------------------------------------------------------
        Months 1-5           $0.00                          $0.00
--------------------------------------------------------------------------------
          Month 6            .48648 x $1.0042               $18,075.36
--------------------------------------------------------------------------------
        Months 7-12          $1.0042                        $37,154.70
--------------------------------------------------------------------------------
         2nd Year            $1.0342                        $38,264.17



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--------------------------------------------------------------------------------
         3rd Year            $1.0650                        $39,405.00
--------------------------------------------------------------------------------
         4th Year            $1.0975                        $40,607.50
--------------------------------------------------------------------------------
         5th Year            $1.1300                        $41,810.00
--------------------------------------------------------------------------------
         6th Year            $1.1642                        $43,074.17
================================================================================

                           In addition to the Monthly Base Rent, Tenant shall also pay all sums, costs, expenses, payments and deposits required by Tenant pursuant to the terms of this Lease. The Monthly Base Rent is subject to adjustment as provided in Section and Article of this Lease. The Monthly Base Rent is also subject to increase in accordance with Section C(1)(d) of the Work Letter attached hereto as EXHIBIT C.

                  (i) NET RENTABLE SQUARE FEET OF THE PREMISES UPON WHICH ANNUAL RENT AND ADJUSTED RENT IS CALCULATED: 37,000 square feet, subject to adjustment pursuant to
                           Section 2.3 below.

                  (j)      SECURITY DEPOSIT:  None

                  (k)      BROKERS:    Phoenix Realty Group, Inc.
                                       Suite 2330, 1301 Riverplace Boulevard
                                       Jacksonville, Florida 32207

                           TSC Southeast-Florida, Inc.
                           c/o The Staubach Company
                           950 East Paces Ferry Road, Suite 2060
                           Atlanta, Georgia 30326

                  (l) RENTABLE SQUARE FEET OF THE BUILDINGS INCLUDED IN THE PROJECT (DEFINED AS BEING THAT CERTAIN PROPERTY, INCLUDING BUILDINGS CONSTRUCTED OR TO BE CONSTRUCTED THEREON, LOCATED IN DUVAL COUNTY, FLORIDA AND MORE PARTICULARLY DESCRIBED ON EXHIBITS A-2 ATTACHED HERETO): 142,100 square feet, subject to adjustment pursuant to Section 2.3 below.

                  (m) TENANT'S PROPORTIONATE SHARE (DEFINED AS BEING THE RENTABLE SQUARE FOOTAGE OF THE PREMISES DIVIDED BY THE TOTAL RENTABLE SQUARE FOOTAGE OF THE BUILDINGS INCLUDED IN THE PROJECT, INCLUSIVE OF THE PREMISES):
                           26.04%, subject to adjustment pursuant to Section 2.3 below.

         1.2 IDENTIFICATION OF EXHIBITS. The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference and are hereby made a part of this Lease:

                  EXHIBIT A         -       Tenant Location in Building
                  EXHIBIT A-1       -       Preliminary Layout Plan of Premises
                                            ("Layout Plan")
                  EXHIBIT A-2       -       Legal Description for Project
                  EXHIBIT B         -       Rules and Regulations
                  EXHIBIT C         -       Work Letter

                  EXHIBIT C-1       -       Drawing of Elevation
                  EXHIBIT C-2       -       Construction Schedule
                  EXHIBIT D         -       Approved Signage
                  EXHIBIT E         -       Parking Site Plan

                                    ARTICLE 2

                                PREMISES AND TERM

         2.1 LEASE OF PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") outlined on EXHIBITS A AND A-1, which is contained in the building described in Section (the "Building"), together with the right to access and utilize the roof of the Building for the installation and maintenance of any equipment serving the Premises (provided, however, that the installation of any such equipment shall be subject, in all events, to the terms and conditions of this Lease respecting the installation of alterations or improvements to the Premises), and the right to use common areas of the Building and Project in common with the other tenants thereof, upon the following terms and conditions.

         2.2 TERM OF LEASE. The term of this Lease (the "Term") shall commence on the date (the "Commencement Date") which shall be (i) 90 days after the Delivery of Possession Date (as hereinafter defined), or (ii) the date that Tenant first occupies all or any part of the Premises for the conduct of business, if such date occurs prior to the date set forth in (i) above; provided, however, that in the case of clause (i), the Commencement Date shall be extended by the number of days of delay incurred in the preparation of the Premises for Tenant's occupancy (in accordance with the Work Letter attached hereto as EXHIBIT C) as a result of an event of Force Majeure (as defined in
Section 30.5) or Landlord delay, such total number of days of delay to be calculated without duplication. The Term shall expire at midnight on the day immediately preceding the sixth (6th) anniversary of the Commencement Date (the "Expiration Date"), unless renewed or sooner terminated as otherwise provided in this Lease. For purposes of this Lease, the term "Delivery of Possession Date" shall mean the date of this Lease, if such day is a working day, and if not, then the first working day thereafter. On the Delivery of Possession Date, Landlord shall allow the Tenant unrestricted access to the Premises for the delivery and installation of building materials and equipment in accordance with the terms of the Work Letter.

         2.3 RIGHT TO MEASURE. The rentable area for the Premises and each of the buildings included within the Project shall be subject to Tenant's right to confirm the measurement thereof by making a written request for confirmation not later than ninety (90) days after the Commencement Date. If Tenant requests such a measurement, such measurement shall be conducted, at Tenant's sole cost and expense, within thirty (30) days after Tenant's request for a measurement, by an architect or engineer selected by Tenant. Such measurement shall be based upon the current standards published by Building Owners and Managers Association International ("BOMA"), except that all exterior walls shall be measured from the exterior side of such walls (as opposed to the center line), interior walls (such as a demising wall) shall be measured to its center line, and all unheated space, such as an unenclosed entrance way or vestibule with a roof overhang, shall be excluded. Landlord reserves the right to contest the measurements of Tenant's architect or engineer. If the measurements are finally determined to vary from the amounts reflected in this Lease, Landlord and Tenant agree to enter into an amendment to this Lease to correct such measurements and any other percentages or dollar amounts based thereon, within thirty (30) days after the final measurements. If Tenant does not request a final measurement in accordance with the terms of this Section 2.3, then

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Landlord's measurements as set forth in Article 1 shall be binding and conclusive upon Tenant. Tenant shall have a comparable right to measure any additional space or expansion space that is hereafter added to the Premises.

                                    ARTICLE 3

                                 RENEWAL OPTION

         3.1 OPTION. Subject to the terms and conditions of this Article 3, Tenant shall have the option (the "Renewal Options") to extend this Lease for two (2) successive terms of five (5) years each (the "Renewal Terms").

         3.2 NOTICE. In order to exercise any Renewal Option provided hereunder, Tenant shall provide to Landlord written notice of Tenant's intent to exercise such option not less than four (4) months and not more than twelve (12) months prior to the commencement of such Renewal Term in question. If Tenant fails to exercise any Renewal Option in accordance with the terms and conditions hereof, including, but not limited to, the foregoing requirement of notice, such Renewal Option shall thereafter be deemed null and void and of no further force or effect.

         3.3 MONTHLY BASE RENT DURING RENEWAL TERM. In the event Tenant elects to exercise any Renewal Option provided hereunder, the Monthly Base Rent for such Renewal Term shall be 95% of the then current Fair Market Rate (as hereinafter defined). In recognition that the Fair Market Rate for the Premises may not be determined until after the commencement of the Renewal Term, Tenant shall pay the Monthly Base Rent previously in effect under the Lease until such time as a Monthly Base Rent for the Renewal Term is finally determined. In such event, on the next date on which rent is due following the determination of the Monthly Base Rent for the Renewal Term, Tenant shall pay any additional rent which is due, or shall receive a credit for any excess rent which Tenant has paid, to the extent the Monthly Base Rent paid by the Tenant pending the final determination differs from the Monthly Base Rent as finally determined. In addition to Monthly Base Rent as determined in connection with this Article , Tenant shall pay Adjusted Monthly Base Rent, Additional Rent and all other taxes, expenses and charges due under the terms of this Lease at all times during any Renewal Term period.

         3.4 COMPLIANCE WITH TERMS OF LEASE. Tenant's use and occupancy of the Premises during any applicable renewal term shall be subject to each of the terms, covenants and conditions of this Lease, except as specifically modified in this Article . Tenant's right to exercise any Renewal Option shall be suspended during any period in which Tenant is in default under this Lease beyond any applicable grace or cure period. In addition, should any event of default hereunder occur either before or after the exercise of any Renewal Option, but prior to the commencement of the Renewal Term and not be cured within any applicable grace and cure period provided herein, Landlord, at its option, may declare any such Renewal Option terminated and of no further force or effect.

         3.5      FAIR MARKET RATE.

                  (a) For purposes of this Lease, "Fair Market Rate" shall mean, as of the date in question, the base rental rate (including escalations) which a landlord willing but not obligated to lease, would accept for the premises at issue and which a tenant, willing but not obligated to lease, would pay therefor in an arm's length transaction, such determination to be made with reference to other comparable lease transactions in the Building's marketplace (a "Reference Lease") and shall take into account all relevant factors, including without limitation, any inducements granted in a Reference Lease such as free rent, free parking, tenant improvement allowances, and landlord's assumption of existing leases, the relative location, age and quality of the building that is the subject of the Reference Lease, the size of the premises under the Reference Lease, and the services provided under the Reference Lease in comparison to the services provided hereunder. The Fair Market Rate shall not reflect the value of any improvements to the Premises made by the Tenant which Tenant has the right to remove at the end of the term of this Lease.

                  (b) Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rate by mutual discussion and shall diligently pursue such effort at such times during the Lease Term as either party may request in conjunction with the proposed exercise of rights hereunder to which such Fair Market Rate applies. If, however, Landlord and Tenant shall not be able to agree upon the Fair Market Rate at any time after Tenant has exercised an option which gives rise to a determination of Fair Market Rate, then, in such event, either party may demand that the Fair Market Rate be determined by arbitration pursuant to the provisions of this Section 3.5 by delivering written notice to the other party which notice shall designate such party's appointment of a person as arbitrator with the qualifications set forth in Section 3.5(c) below on its behalf, together with such party's determination of the Fair Market Rate (the "First Proposed Fair Market Rate"). Within twenty (20) days after receipt of such notice, the receiving party by written notice to the other party shall appoint a second person as arbitrator with the qualifications set forth in
         Section 3.5(c) below and the three arbitrators shall, within thirty
         (30) days, determine the Fair Market Rate by making their own independent determination of the actual Fair Market Rate for the applicable space based upon the definition of Fair Market Rate contained herein; provided, however, that the arbitrators are bound to choose a Fair Market Rate that is within the range established by the First Proposed Fair Market Rate and the Second Proposed Fair Market Rate. The arbitrators shall not have the right to determine the Fair Market Rate in any other manner; provided, however, that:

                  (i) If the second arbitrator shall not have been appointed within the twenty (20) day period as aforesaid, the First Proposed Fair Market Rate shall be the applicable Fair Market Rate; and

                  (ii) If the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after their appointment, upon the third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties gave notice as aforesaid, then either of the parties upon notice to the other party may request in writing such appointment by the American Arbitration Association, or any successor organization ("AAA") or in its absence, refusal, failure or inability to act within ten (10) days after the request to the AAA, may apply to the Chief Judge of the Duval County Circuit Court for a court appointment of such arbitrator.

                  (c) Each arbitrator shall be qualified and impartial person who shall be a licensed real estate salesperson, broker or appraiser with substantial commercial experience with respect to management, ownership and marketing of office/warehouse buildings in the Jacksonville, Florida metropolitan area. Once the arbitrators have been selected, the arbitrators shall, after due consideration of the factors to be taken into account in connection with the definition of the Fair Market Rate and hearing whatever evidence they deem appropriate from Landlord, Tenant or others, determine a Fair Market Rate that is within the range established by the First Proposed Fair Market Rate and the Second Proposed Fair Market Rate and shall render their decision in writing, upon the concurrence of at least two (2) of their number, within thirty
         (30) days after the appointment of the third arbitrator. Such decision shall be final and conclusive on the parties and counterpart copies of such decision shall be delivered to each of the parties; provided, however, upon the rendering of such decision, Tenant shall be entitled to rescind its exercise of the option in question provided such rescission is exercised by an irrevocable written notice to Landlord at least ten (10) days after the arbitrators have determined the Fair Market Rate and notified the parties thereof. No such rescission shall be effective unless Tenant agrees to pay Landlord's reasonable out-of-pocket expenses incurred in connection with such option, including, without limitation, all arbitration costs incurred with respect to the determination of Fair Market Rate. Judgment may be had on the decision of the arbitrators so rendered in any court of competent jurisdiction and to the extent that Florida law imposes requirements different than those of the AAA in order for the decision of the arbitrators to be enforceable in the courts of the State of Florida, such requirements shall be complied with during the arbitration.

                  (d) Except as otherwise provided in Section 3.5 (c) above, the parties shall each pay the fees of the arbitrator they selected, one-half (1/2) of the fees of the third arbitrator and shall each pay their own respective fees of counsel, experts and witnesses.

                                    ARTICLE 4

                   RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE

         During the Term of this Lease, including any extensions or renewals thereof, Tenant shall have the right of first refusal to lease any area of the Building that is contiguous to the then current Premises (the "ROFR Area"). Such right of first refusal shall be exercisable at the following times and upon the following conditions:

                  (a) If during the Term of this Lease, Landlord receives an offer from a prospective tenant (the "Prospective Tenant") to lease premises (the "Offered Premises") in the Building containing all or any part of the ROFR Area, and Landlord desires to accept such offer, Landlord shall notify Tenant of such fact. Tenant shall have a period of five (5) working days from the date of delivery of such notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the Offered Premises. If Tenant fails to give any notice to Landlord within the required five (5) working day period, Tenant shall be deemed to have refused its right to lease that portion of the ROFR Area which comprises the Offered Premises.

                  (b) If Tenant refuses its right to lease the Offered Premises, either by giving written notice thereof or by failing to give any notice, Landlord shall thereafter have the right, for a period of one hundred twenty (120) days, to lease the Offered Premises to the Prospective Tenant on such terms and provisions as may be acceptable to Landlord, provided such terms and provisions are not more favorable than the terms and provisions set forth in the notice from Landlord to Tenant. If Landlord and the Prospective Tenant fail to enter into a lease following Tenant's refusal to lease the ROFR Area within the one hundred twenty (120) day period provided in the previous sentence, Tenant shall have the right of first refusal described herein with respect to any subsequent bona fide offers from the Prospective Tenant. Moreover, without regard to the one hundred twenty (120) day period referenced above, Tenant shall have the right of first refusal described herein with respect to any subsequent bona fide offers from other prospective tenants.

                  (c) If Tenant exercises its right to lease the Offered Premises, Landlord and Tenant shall, within thirty (30) days after Tenant delivers to Landlord notice of its election, enter into an amendment to this Lease which evidences that Tenant has leased the Offered Premises on the same terms, covenants, and conditions as are contained in this Lease, subject to the following:

                  (i) The rentable area of the Offered Premises shall be equal to the area offered to be leased by the Prospective Tenant.

                  (ii) The rate of Monthly Base Rent to be paid for the Offered Premises for the balance of the then current Term (as the same may be adjusted pursuant to subsection (v) below) shall be equal to the monthly base rent offered to be paid by the Prospective Tenant, including any free rent periods offered and any offered rent escalations from time to time in such rental rate; provided, however, that such monthly base rent shall be adjusted, if necessary, to account for differences in the duration of the lease as offered by the Prospective Tenant as compared to the duration Tenant will be leasing the Offered Premises; such adjustment to be mutually agreed upon, or failing agreement to be finally determined utilizing the arbitration process set forth in
                           Section 3.5 above.

                  (iii) The payment of monthly installments of Monthly Base Rent with respect to the Offered Premises shall commence on the effective date of the lease of the Offered Premises as offered to the Prospective Tenant, or in the event no specific effective date was so offered, on the date mutually acceptable to Landlord and Tenant, but in no event earlier than the later of (x) thirty (30) days after Tenant delivers to Landlord notice of its election, or (y) the date Landlord delivers possession of the Offered Premises to Tenant. Rent for any partial month shall be prorated.

                  (iv) Possession of the Offered Premises shall be delivered to Tenant on the basis offered to the Prospective Tenant, including any construction allowances; provided, however, that Landlord will use reasonable diligence to make the Offered Premises available to Tenant on the date requested by Tenant.

                  (v) The term of the lease of the Offered Premises shall commence on the date determined pursuant to subsection (iv) above (the "Supplemental Commencement Date"), and shall continue thereafter for the remaining then current Term of this Lease; provided, however, that if the then current Term of this Lease is due to expire within three (3) years after the Supplemental Commencement Date and Tenant has not exercised an available Renewal Option, if any, then the then current Term of this Lease shall be extended one day for each day of such shortfall, such that the then current Term of this

                           Lease is in no event shorter than three (3) years in duration from the Supplemental Commencement Date.

                  (vi) Any renewal of this Lease occurring after the Supplemental Commencement Date pursuant to Article 3 above, shall include and extend to the Offered Premises leased hereunder, with the rent for the Offered Premises (and the balance of the Premises) to be calculated pursuant to Article 3 for the Renewal Term.

                  (d) The right of first refusal provided under this Article 4 shall be suspended during any period in which Tenant is in default under this Lease beyond any applicable grace or cure period. In addition, should any event of default hereunder occur either before or after the exercise of any right of first refusal, but prior to the execution of an amendment for the Offered Premises and the same is not cured within any applicable grace or cure period provided herein, then Landlord, at its option, may reject Tenant's notice of exercise of its right of first refusal and proceed hereunder as if Tenant had declined to lease the Offered Premises.

                                    ARTICLE 5

                              FIRST RIGHT TO LEASE

                  (a) From time to time during the Lease Term, but not more frequently than quarterly, Tenant shall have the option to notify Landlord of its desire to lease additional space in the Building.

                  (b) Within thirty (30) days following the receipt of Tenant's notification under subsection (a) above, Landlord shall notify Tenant, in writing, of the space which is then available in the Building (or scheduled to become available within one hundred twenty (120) days from the date of Landlord's notice) and the date upon which any expansion rights of other tenants in and to such space would permit occupation of such space by such tenant (the "Other Tenant").

                  (c) Within ten (10) days after notice from Landlord to Tenant of the available space, Tenant must notify Landlord in writing designating that space, if any, which Tenant is interested in leasing (the "Designated Space") and the term for which Tenant is interested in leasing such Designated Space (which term shall not extend beyond the Term of this Lease (as the same may be extended pursuant to Article 3 above) and either (i) shall not extend beyond the date the Landlord requires such Designated Space in order to deliver such Designated Space to the Other Tenant in accordance with the Other Tenant's expansion rights, or (ii) shall be subject to the expansion rights of the Other Tenant). Tenant shall have no option to lease the Designated Space during any period when Tenant is in default of this Lease beyond any applicable grace or cure period.

                  (d) If Tenant does not give Landlord written notice within thirty (30) days after Tenant gives notice under subsection (c) above that Tenant has exercised Tenant's option to lease the Designated Space, Tenant shall be deemed to have elected not to exercise such option with respect to such Designated Space and Landlord shall be free to lease such Designated Space in the ordinary course of business, but if such Designated Space is unleased as of the date of a request by Tenant under subsection (a), such Designated Space shall be available space under subsection (b).

                  (e) The Designated Space shall be leased upon the terms and provisions then in effect under this Lease, except that (i) the Monthly Base Rent, escalation, concessions, etc. for the Designated Space for the balance of the then current term shall be the Fair Market Rate for the Designated Space; (ii) the Tenant shall not be entitled to the "Tenant Improvement Allowance" referenced in the Work Letter (provided, however, that the absence thereof shall be taken into account in the determination of Fair Market Rate); and (iii) the term for the Designated Space shall be modified in accordance with subsection (c). The rate of Monthly Base Rent during any subsequent Renewal Term shall be determined in accordance with Article 3. The lease of the Designated Space shall commence and rent and other charges shall commence to accrue on the earlier of (i) ninety (90) days after the date Landlord delivers actual possession of the Designated Space to Tenant, or (ii) the date that Tenant first occupies all or any part of the Premises for the conduct of business. Landlord and Tenant shall enter into an amendment to this Lease which evidences that Tenant has leased the Designated Space within thirty (30) days after Landlord has delivered possession of the Designated Space to Tenant.

                  (f) If Landlord and Tenant do not agree on the Fair Market Rate for the Designated Space at any time after Tenant's exercise of its option right hereunder, either party may require that such Fair Market Rate be determined using the procedures set forth in Section 3.5 (which determination shall be binding on Landlord and Tenant). In recognition that the Fair Market Rate for the Designated Space may not be determined until after the commencement of the lease for such Designated Space, Tenant shall pay, as Monthly Base Rent and additional charges for the Designated Space, until such Fair Market Rate is determined, the amount of Monthly Base Rent and other charges then in effect under this Lease on a per rentable square foot basis multiplied by the number of rentable square feet in such Designated Space. If the Fair Market Rate is determined to be less than such amount, Tenant shall receive a credit again the Monthly Base Rent and other charges thereafter coming due under this Lease in an amount equal to the difference between the amount of Monthly Base Rent and other charges actually paid by Tenant with respect to such Designated Space and the amount which Tenant would have paid at the Fair Market Rate for such Designated Space. If such Fair Market Rate is determined to be more than such amount, Tenant shall pay such difference to Landlord within thirty (30) days after the determination of Fair Market Rate.

                  (g) The first right to lease granted to Tenant hereunder shall be subject and subordinate to any expansion or renewal options granted, from time to time, in leases to other tenants in the building.

                  (h) The first right to lease provided hereunder shall be suspended during any period in which Tenant is in default under this Lease beyond any applicable grace or cure period. In addition, should any event of default hereunder occur either before or after the exercise of any first right of lease, but prior to the execution of an amendment for the Designated Space and the same is not cured within any applicable grace or cure period provided herein, then Landlord, at its option, may reject Tenant's notice of exercise of its first right to lease and proceed hereunder as if Tenant had declined to lease the Designated Space.

                                    ARTICLE 6

                                 RENT AND TAXES

         6.1 RENT. Tenant agrees to pay to Landlord at the address set forth in Section of this Lease, or at such other place designated by Landlord, without any prior notice or demand and without any set-off or deduction whatsoever except as expressly permitted herein, base rent at the initial monthly rate stated in Section ("Monthly Base Rent"). Monthly Base Rent is subject to adjustment pursuant to Article , and as adjusted is called "Adjusted Monthly Base Rent". Monthly Base Rent and Adjusted Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent and Adjusted Monthly Base Rent shall be prorated for partial months within the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease, in addition to Monthly Base Rent and Adjusted Monthly Base Rent, shall be considered additional rent, and Monthly Base Rent, Adjusted Monthly Base Rent and Additional Rent shall be collectively called "Rent". Notwithstanding anything contained herein to the contrary Rent (including any so-called free rent periods) shall not begin to accrue until the Landlord's Work is Substantially Complete, as that term is defined in the Work Letter.

         Notwithstanding any provision hereof to the contrary, Tenant shall not pay Monthly Base Rent for the first five months of the Term of this Lease, and shall only pay 48.648% of any Adjusted Monthly Base Rent for the sixth month of the Term of this Lease. Thereafter, Tenant shall pay all Rent sums due under the Terms of this Lease.

         6.2 TAXES. Tenant shall pay to Landlord any sales, use, excise, or similar tax, levied or assessed by the State of Florida or any political subdivision thereof, on the Rent payable hereunder, and required by law to be paid. Such tax shall be paid to Landlord with each payment of Rent herein reserved and calculated on the Rent paid with such payment. Default in payment of such tax shall constitute an event of default under Section hereof to the same extent as would a default in payment of Rent.

                                    ARTICLE 7

                                    UTILITIES

         7.1 PAYMENT BY TENANT. Tenant shall pay, directly to the appropriate supplier, the cost of all utilities (heat, gas, electricity, telephone, and refuse disposal, but exclusive of water and sewer) and other services supplied to the Premises. However, if any services or utilities are jointly metered with other units, Landlord shall make a reasonable determination of Tenant's share of the cost of such utilities and services and Tenant shall pay such share to Landlord.

         Tenant shall pay to Landlord the charges specified by Landlord for such services and utilities, within 20 days after billing by Landlord. Default in payment of such charge shall constitute an event of default under Section 16.1 hereof to the same extent as would a default in payment of Rent.

         7.2 NO LIABILITY OF LANDLORD. Unless due to Landlord's negligence or wilful misconduct, Landlord shall not be liable for damages for any failure to furnish or delay in furnishing any service or utility described in Section 7.1 above. Unless due to Landlord's negligence or wilful misconduct, no such failure or delay shall result in any liability of Landlord to Tenant or be deemed to be an eviction or disturbance of Tenant's use or possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligation of Tenant under this Lease.

         7.3 INSTALLATION OF EQUIPMENT. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities.

                                    ARTICLE 8

                          POSSESSION, USE AND ENJOYMENT

         8.1 DEMISE OF PREMISES. Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take the Premises from Landlord.

         8.2 PROHIBITED USES. Tenant shall not occupy or use the Premises for any purpose or in any manner which: (1) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including the rules of the Board of Fire Underwriters); (2) may be dangerous to persons or property; (3) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building or covering its operation or violate the terms thereof and if any additional amounts of insurance premiums are payable as a result of Tenant's occupancy or use of the Premises, Tenant shall pay to Landlord the additional amounts on demand; (4) may create a nuisance, disturb any other tenant of the Building or the occupants of neighboring property or injure the reputation of the Building; (5) will conflict with any exclusive rights granted to any other tenant in the Building; or (6) will violate the provisions of any covenant, condition, restriction, agreement or document relating to the Premises, Building or Land (which shall be defined to include the real property upon which the Building and all improvements serving the Building, including parking areas, are located) which is recorded in the office of the Clerk of the Court of Duval County, Florida.

         8.3 LANDLORD'S WORK. All installations, facilities, materials and work to construct the Premises for its initial occupancy by Tenant as described in the Work Letter to be undertaken by Landlord are hereinafter referred to as the "Landlord's Work" and are described in the Work Letter attached hereto. Except for Landlord's Work, Landlord shall not be required to perform any work, render any services or furnish or install any materials, fixtures or equipment to the Premises in order that the Premises be ready for occupancy on the Commencement Date, except for payment of the Tenant Improvements Allowance (as hereinafter defined).

         8.4 TENANT'S WORK. All installations, facilities, materials and work other than Landlord's Work, which may be undertaken by or for the account of Tenant to equip (including but not limited to the installation of its trade fixtures) and finish the Premises for its initial occupancy by Tenant are hereinafter called "Tenant's Work".

         8.5 PERMITTED USES. The Premises shall be used by Tenant for warehouse, distribution, call center and general office uses (and uses accessory thereto permitted under applicable laws, regulations or covenants and restrictions), and for no other purpose. Notwithstanding anything contained in the Lease to the contrary, Tenant shall have no obligation to occupy the Premises during the term of the Lease, but Tenant's failure to occupy the Premises shall not relieve Tenant from its obligation to pay Rent accruing pursuant to the terms of the Lease, or to otherwise adhere to the terms and conditions of this Lease.

         8.6 NO VIOLATIONS OF LEASE. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of any applicable law, regulations or covenant or restriction and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, reasonably exercised, shall (i) adversely affect the character, or appearance of the Premises, or (ii) adversely interfere with any use, operation or occupancy of the facilities or improvements. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment.

         8.7 LICENSES OR PERMITS. If any license or permit of a governmental authority shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises, and if the failure to secure such license or permit would or might reasonably be expected to adversely affect, in any way, the Landlord, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of each such license or permit.

         8.8 NO UNUSUAL RISKS. The use of the Premises for the purposes specified in Section hereof shall not in any event be deemed to include, and Tenant shall not use, suffer or permit the use of the Premises or any part thereof for the conduct of any business, or activity in which, in the reasonable judgment of Landlord, may create or foster an unusual risk to the Building or of any of its occupants.

         8.9 SIGNAGE. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the Tenant.

         8.10 PERMITTED SIGNAGE. Notwithstanding the provisions of Section hereof, Landlord will allow Tenant to install the signage specified in EXHIBIT E annexed hereto and made a part hereof, subject to any covenants and restrictions regarding Broadway Center and Deerwood Park, zoning laws, municipal ordinances and any other applicable laws and governmental regulations. All costs incurred in effecting the provisions of the first sentence of this Section shall be borne by Tenant.

         8.11 QUIET ENJOYMENT. So long as Tenant is not in default under this Lease beyond any applicable grace or cure period, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to (i) the provisions of this Lease, (ii) any governmental action, and (iii) any cause beyond the reasonable control of Landlord.

         8.12 LANDLORD'S TITLE. Landlord represents and warrants to Tenant that it owns the Premises in fee simple, and has the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it hereunder.

         8.13 ADDITIONAL LANDLORD'S REPRESENTATIONS. Landlord hereby represents and warrants to Tenant, both as of the date hereof, and as of the Commencement Date, that to the best knowledge and belief of Landlord, no Hazardous Substances (as hereinafter defined) exists on, under or about the Premises or have been transplanted to or from the Premises or used, generated, manufactured, stored or disposed of on, under or above the Premises and there has been no escape, seepage, leakage, spillage, discharge, emission or other release on or from the Premises of any Hazardous Substances. As used in this Lease, the term "Hazardous Substances" means any hazardous or toxic substance, material or waste which poses any danger to persons or property in, on or about the Premises or which is or becomes regulated by any local governmental authority, the State of Florida, or the United States government.

                                    ARTICLE 9

                              CONDITION OF PREMISES

         Tenant shall be conclusively presumed to have accepted the Premises and Landlord's Work on the date Tenant first takes possession of the Premises and to have waived all claims relating to the condition of the Premises and the work, except for "punch list items," as provided in the Work Letter and except for latent or hidden defects or any breach of Sections 8.12 or 8.13, and Landlord's repair obligation as provided in Section hereof.

                                   ARTICLE 10

                            ASSIGNMENT AND SUBLETTING

         10.1 ASSIGNMENT AND SUBLETTING. Without the prior written consent of Landlord, Tenant shall not (i) sublease all or any part of the Premises, or assign, convey, encumber, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise, or (ii) permit the use and occupancy of all or any part of the Premises by any party other than Tenant, its agents, employees, invitees and guests. For purposes of this Article 10, an assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a partnership or a corporation; provided, however, that the foregoing provision shall not apply if the stock or partnership interests of the Tenant are publicly traded, nor shall such provision apply for so long as National Auto Finance Company, Inc. or one or more of its Affiliates (as hereinafter defined) is the "Tenant" under this Lease. For purposes of this Lease, an "Affiliate" of , or persons or entities "Affiliated" with, a specified person or entity, is a person or entity that directly, or indirectly through one or more intermediaries, "Controls" or is "Controlled By," or is "Under Common Control With," the persons or entities specified, and the term "Control" (including the terms "Controlling," "Controlled By" and "Under Common Control With") as used in this Lease shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         10.2 NOTICE AND CONSENT. In the event that Tenant shall desire Landlord's prior written consent to the subletting of all or any part of the Premises or the assignment of the Lease, Tenant shall give Landlord prior written notice thereof. Tenant shall also provide Landlord with such information as to the proposed assignee's or subtenant's financial responsibility and standing as Landlord may reasonably require. Tenant agrees that Landlord shall be entitled to and shall receive fifty percent (50%) of any "excess rent" paid by a subtenant or assignee to Tenant. For purposes of this Section , the term "excess rent" shall mean all rent paid by a subtenant or assignee to the Tenant in excess of the sum of (i) the Rent payable hereunder, plus (ii) an amount equal to the total out-of-pocket costs to Tenant to prepare the Premises for occupancy either for itself or its assignee or subtenant (which costs shall be exclusive of furniture, furnishings, machinery, equipment or other movable or detachable items or any so-called tenant improvement allowances provided to Tenant by Landlord) (the "Out-Of-Pocket Improvement Costs") amortized over the initial Term of the Lease at ten (10) percent per annum, plus
(iii) the cost to Tenant of brokerage and consulting fees to obtain said sublease or assignment (to the extent such fees are reasonable and consistent with the prevailing fair market fees for such services), amortized over the period of such sublease or assignment plus the amount Tenant has paid for any lease concessions granted by Tenant to such assignee or subtenant, and the sum of all Rent incurred by Tenant from the date it vacated and put on the market the space which is the subject of the assignment or sublease, to the date it assigned or subleased the same, amortized over the period of the assignment or sublease. If less than the entire Premises is sublet or assigned, (i) only a fraction of the Rent shall be used to calculate excess rent, the numerator of such fraction shall be the number of Rentable Square Feet of the Premises subleased or assigned by the Tenant and the denominator shall be the Rentable Square Feet of the Premises as provided in Section and (ii) any Out-Of-Pocket Improvement Costs paid in gross for improvements to both the space being assigned or sublet and other areas of the Premises shall be allocated in a reasonable fashion and in good faith by Tenant. Landlord covenants not to unreasonably withhold, delay or condition its consent to any proposed assignment or subletting by Tenant; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless (i) the proposed assignee, or subtenant is of a financial standing reasonably satisfactory to Landlord, (ii) the Premises will not be utilized by the assignee or subtenant in a manner prohibited by the terms of this Lease, (iii) the proposed assignment or subletting does not violate any negative covenants as to use contained in any other lease made between Landlord and other tenant(s) of the Building, and (iv) Tenant shall not be in default, beyond any applicable grace or cure period, under any of the terms and conditions of this Lease at the time of any notice or request for consent under the terms of this Article or at the effective date of such assignment or subletting.

         10.3 EFFECTIVENESS. It is a condition to the effectiveness of any assignment otherwise complying with this Article that the assignee execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease (with such assumption to be limited to obligations thereafter accruing with respect to any assignment to a person or entity that is not Affiliated with the assignor) and agrees that the provisions of this Article shall continue to be binding upon it in respect of all future assignments of this Lease. No assignment or subletting of this Lease shall release the assignor from its continuing obligations to Landlord under this Lease except as herein provided, and Tenant and any subsequent assignor shall continue to remain jointly and severally liable (as primary obligors) for all Tenant's obligations hereunder. The joint and several liability of the Tenant named below and any immediate or remote successor in interest of the Tenant named below for the due performance and observance of all covenants and conditions to be performed and observed by Tenant shall not be impaired by any agreement of Landlord extending the time for such performance or observance or by Landlord's waiving or failing to enforce any provisions of this Lease.

         10.4 INTERCOMPANY ASSIGNMENT. Notwithstanding any provision of this Article to the contrary, Tenant may assign its rights under this Lease to any corporation which may, as a result of a reorganization, merger, consolidation or sale of stock or assets, succeed to the business now carried on by Tenant, or to any Affiliate of Tenant, provided that Tenant shall not be in default, beyond any applicable grace or cure period under any of the terms and conditions of this Lease at the time of the request for consent to the assignment or the effective date of such assignment; and further provided that such assignment or sublet does not violate any negative covenants as to use contained in any other lease made between Landlord and other tenant(s) of the Building and does not result in the Premises being utilized by the assignee or subtenant in a manner that is prohibited under the terms of this Lease. Any such assignment shall be subject to each of the conditions and requirements of Section hereof, including, without limitation, the provisions thereof with respect to the continued liability of the Tenant under the terms of the Lease following such assignment.

                                   ARTICLE 11

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

         11.1 LANDLORD'S ACCESS. Landlord or Landlord's agents and designees shall have the right to enter and/or pass through the Premises or any part thereof during regular business hours to examine or inspect the Premises and to show them to actual and prospective Mortgagees and to prospective purchasers, of the Premises, or any part thereof, upon reasonable notice to Tenant, except in the case of emergency situations.

         11.2 EXHIBITION OF PREMISES. During the period of nine (9) months prior to the expiration or termination of this Lease, Landlord may exhibit the Premises to prospective tenants during regular business hours on reasonable advance notice to Tenant.

         11.3 LANDLORD'S REPRESENTATIVES AND DESIGNEES. Wherever in a provision of this Lease, reference is made to the right of Landlord to enter the Premises for an activity therein referenced, the term "Landlord" shall mean and include its representatives and designees.

         11.4 NO UNREASONABLE INTERFERENCES. Rights of access granted to Landlord under this Lease shall be utilized so as not to unreasonably interfere with Tenant's use and occupancy of the Premises. Moreover, notwithstanding anything contained in this Lease to the contrary, Tenant may maintain certain secure areas in the Premises to which the Landlord will not be provided a key or be granted access without being accompanied by a representative of the Tenant, except in emergency situations.
                                   ARTICLE 12

                             MAINTENANCE AND REPAIR

         12.1 TENANT'S OBLIGATION. Tenant shall, at its sole cost and expense, take good care of the Premises, and shall make all non-structural repairs to the interior of the Premises, including, but not limited to, those pertaining to floor coverings, ceiling tiles, glass, interior windows and window frames, electrical fixtures, switches and outlets, door closers and hardware, painting and decorating, toilets, sinks and faucets, but excluding, its load-bearing elements, floor slab, exterior masonry and walls and any repairs or maintenance required by Landlord under this Lease.

         12.2 TENANT'S WORK AND PROPERTY. In addition, Tenant shall make all repairs to the Premises, structural and non-structural, attributable to (a) the moving, installation, removal, use or operation of Tenant's Work or Tenant's property or of parties acting for or at the instance of Tenant or those deriving their interest in the Premises through or under Tenant or (b) the carelessness, omission, neglect, negligence or improper conduct of Tenant or any other parties referenced in clause (a) preceding or (c) to the extent not within the purview of (a) preceding, with respect to Tenant's Work, Tenant changes or Tenant's property. Tenant shall promptly notify Landlord of the need for any such repairs.

         12.3 LANDLORD'S OBLIGATION. Except for those repairs for which Tenant is responsible pursuant to Section hereof or any other provisions of this Lease, Landlord shall make all repairs to the Project, Building and Premises , whether interior or exterior, structural or non-structural) and shall maintain (including repair or replacement when necessary) the same, including the roof, walls, foundation, gutters, utility supply lines and pipes, downspouts and structural portions of the Premises, in good condition and repair. In making any repairs or replacements, Landlord shall use its best efforts to minimize any interference with Tenant's use and enjoyment of the Premises. Landlord shall make all necessary replacements, repairs and perform all necessary maintenance and custodial services for the common areas, including striping of lanes and elimination of cave-ins and pools of water and shall maintain the driveways and sidewalks in good repair. Landlord shall keep the parking areas and sidewalks open and accessible and free from rubbish, debris, ice, snow or other hindrances.
Landlord will maintain the landscaping in good order and repair.

         12.4 MAINTENANCE AND SERVICE AGREEMENTS. Tenant agrees to provide and to keep in force, at Tenant's sole cost, during the Term for the benefit of Landlord and Tenant, a comprehensive maintenance and service agreement, in form and substance and with a contractor satisfactory to Landlord in the reasonable exercise of its discretion, covering the maintenance, service, repairing and replacement and both labor and materials, with respect to any HVAC equipment, alternators, UPS or UBS systems, air-conditioning or air-distribution systems or equipment, or systems or equipment which services the Premises exclusively. Upon request, Tenant agrees to deliver to Landlord a duplicate original of the aforesaid service and maintenance agreement which shall provide that it will run in favor of Landlord if Landlord so elects and that such agreement may not be cancelled or modified except with prior notice to Landlord.

         The provisions of Sections and hereof shall not apply to repairs required by reason of a taking (or partial taking) by any governmental authority or fire or other casualty or any other matter covered by any casualty insurance maintained by Landlord.

         12.5 NO LIABILITY OF LANDLORD. Except for matters attributable to Landlord's negligence or willful misconduct, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, to make in or to any portion of the Premises; provided Landlord has used its reasonable efforts to minimize any interference with Tenant's business operations and use and enjoyment of the Premises.

         12.6 FLOOR LOADS. Tenant shall not place a load upon the floor of the Premises exceeding the floor load per square foot areas which such floor was designed to carry and which is allowed by law.

         12.7 MACHINES AND EQUIPMENT. Machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat.

         12.8 INCONVENIENCE OR INJURY TO BUSINESS. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord of any repairs, alterations, additions or improvements in or to any portion of the

Premises or in or to fixtures, provided, Landlord has exercised its reasonable diligence to minimize any interference with Tenant's business operations, provided, further, however, that Landlord shall not be required to perform the same on an overtime or premium pay basis.

                                   ARTICLE 13

                             SERVICES AND FUNCTIONS

         13.1 LANDLORD'S OBLIGATIONS. In accordance with Section 7.1, Tenant shall contract directly with the appropriate utility supplier for heat, gas, electricity, light and other energy or energy producing sources and Landlord shall not be required to furnish the same. Landlord shall have no duty or obligation to make any alteration, change, improvement, replacement or repair to, or to demolish any improvements now or hereafter erected, constituting a part of or located within the Premises, except as otherwise specifically in this Lease provided to the contrary.

         13.2 TENANTS OBLIGATIONS. Tenant shall also, at its own cost and expense, (a) keep the interior of the Premises reasonably clean and (b) heat the Premises so as to prevent damage thereto.

         13.3 PESTS. Landlord shall maintain the Premises free of insect or vermin and shall provide exterminating services necessary to do so. In addition, Tenant agrees not to use the Premises in a manner which reasonably can be anticipated to propagate the existence of such insects or vermin.

         13.4 WATER. Landlord shall furnish sewer and water for use within the Premises.

                                   ARTICLE 14

          ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL OCCUPANCY

         14.1 ALTERATIONS AND IMPROVEMENTS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, make or cause to be made any alterations, improvements, additions or installations in or to the Premises subsequent to the initial occupancy of the Premises by Tenant (other than repair or replacement of non-structural, interior Tenant improvements). If Landlord so consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval: architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be reasonably satisfactory to Landlord. All work performed by Tenant shall be performed and supervised by a licensed Florida general contractor. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord security for the payment of said work and materials as Landlord may require (which security may be in the form of a payment and performance bond reasonably acceptable to Landlord) if at any time the total materials and work undertaken by Tenant (and not fully completed, as evidenced by final waivers of lien) exceeds, in the aggregate, $10,000, or such work is commenced in the last 120 days of the term of this Lease, or any Renewal Term thereof. Tenant agrees to hold Landlord, its partners, officer, directors, the managing agent of the Building and each of their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. The Landlord's interest in the Premises shall in no way be subject to any liens for improvements or repairs made by Tenant or any contractor, subcontractor, materialman, or laborer. Tenant shall notify any contractor making improvements to the Premises of this provision as required by Florida Statute 713.10 and shall provide Landlord with a receipt of such notice signed by the contractor. If Landlord desires to make a recording as contemplated by Florida Statute 713.10, Tenant shall cooperate with Landlord in recording in the appropriate clerk's office either (a) a short form of this Lease or (b) a notice which complies with the provisions of said statute. All such work shall be performed and insured under insurance policies reasonably satisfactory to Landlord. If at any time such work shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may revoke Tenant's authority to continue to perform such work. Upon completion of such work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended. All such work shall be in compliance with all applicable legal, governmental and quasi governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable insurance companies. Tenant shall permit Landlord, if Landlord so desires, to supervise construction operations in connection with such work at no cost to Tenant; provided, however, that such supervision or right to supervise by Landlord shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. All alterations, improvements, additions and installations to or on the Premises shall become (subject to Article ) part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease without compensation or credit to Tenant.

         14.2 LIENS. If any lien or claim for lien is filed (other than a lien arising from any construction by Landlord or Landlord's contractor), Tenant shall, within 20 days after such filing, either have such lien or claim for lien released of record or shall deliver to the appropriate clerk's office a bond or other security in form, content, and amount sufficient to comply with Florida Statute 713.24 and which transfers the claim of lien to the bond pursuant to said statute. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to the clerk's office as specified above, Landlord, in addition to the other rights and remedies under this Lease and without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable and actual expenses and attorneys' fees (in settlement, at trial, or on appeal).

                                   ARTICLE 15

                                WAIVER OF CLAIMS

         To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord, its officers, directors, employees, the managing agent of the Building and each of their respective agents and employees for injury or damage to person, property or business sustained in, on or about the Building or the Premises by Tenant, its agents or employees other than damage caused by the negligence of Landlord, its employees, the managing agent of the Building, or any of their respective agents, employees, contractors or representatives.

                                   ARTICLE 16

                    TENANT'S DEFAULT AND LANDLORD'S REMEDIES

         16.1 EVENTS OF DEFAULT. Each of the following shall constitute an event of default by Tenant under this Lease:

                  (a) If any default in the payment of Rent shall continue for ten (10) days after Landlord has provided written notice to Tenant of such nonpayment;

                  (b) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or under the Work Letter to be observed or performed by Tenant and fails to cure such default within thirty (30) days after written notice to Tenant provided, however, that where such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default if it commences to cure such default within the thirty (30) day period and diligently thereafter prosecutes the same to completion within ninety
         (90) days after written notice of such default;

                  (c) the interest of Tenant in this Lease is levied upon under execution or other legal process;

                  (d) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, or any petition is filed or other action taken to reorganize or modify Tenant's capital structure or to dissolve Tenant except that the filing of any involuntary petition for bankruptcy against Tenant shall not constitute an event of default hereunder, unless such petition is not dismissed within thirty (30) days of the filing of the same;

                  (e) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; or

                  (f) a receiver is appointed for Tenant or Tenant's property.

         16.2 LANDLORD'S REMEDIES. Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease or at law or in equity (but subject to Section 16.5 below):

                  (a) Terminate this Lease and retake possession upon the Landlord's own account, terminating all further liability and rights of the Tenant (with the exception of any outstanding Rent or other sums due Landlord at the time of such termination, including any amount due as a consequence of Landlord electing to accelerate rent pursuant to subsection (e) below) under the terms of this Lease;

                  (b) Not terminate this Lease, but hold the Tenant liable for Rent as it comes due under the terms of this Lease;

                  (c) Not terminate this Lease, but hold the Tenant liable for all Rent and other charges payable to Landlord or to others on Landlord's behalf under the terms of this Lease;

                  (d) Retake possession of the Premises for the account of the Tenant, holding the Tenant liable for the difference between the Rent stipulated to be paid (as such Rent comes due as stipulated in this Lease or as may be accelerated in accordance with Subsection (e) below) under this Lease and what the Landlord is able to actually recover from reletting. Landlord and Tenant specifically agree that Landlord shall not be liable for repayment back to Tenant of any sums actually received from reletting in excess of the Rent stipulated to be paid under this Lease. Any such sums received by Landlord shall first be applied to any expenses incurred or to be incurred by Landlord in reletting the property, including without limitation leasing commissions and tenant improvements, then to payment of attorneys fees and costs incurred or to be incurred by Landlord, then to outstanding Rent at the date of default under the terms of this Lease, then to any Rent payable as such Rent comes due as stipulated in this Lease;

                  (e) If this Lease is terminated by Landlord as a result of the occurrence of an event of default, then if and to the extent permitted by applicable law, Landlord may declare due and payable immediately an amount determined as follows: (i) the entire amount of Rent and other charges and assessments which would have become due and payable during the remainder of the Lease Term, discounted to present value by using a discount factor of eight percent (8%) per annum, plus (ii) all of Landlord's costs and expenses (including, without limitation, Landlord's expenses in redecorating and restoring the Premises and all costs relating to such reletting, including broker's commissions and lease assumptions) reasonably incurred in connection with or related to the reletting of the Premises, minus (iii) the market rental value of the Premises for the remainder of the Lease Term, based on Landlord's reasonable determination of both future rental value and the probability of reletting the Premises for all or part of the remaining Term, discounted to present value by using a discount factor of eight percent (8%) per annum. The term "remaining Lease Term" as used in this subsection shall mean the period which otherwise would have (but for the termination of this Lease) constituted the balance of the Lease Term from the date of the termination of this Lease.

                  (f) Subject to Section 16.5, all other remedies permitted in law or in equity.

         16.3 TRUSTEE IN BANKRUPTCY. In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within 60 days after commencement of the case, whether to assume or reject this Lease.

         16.4 ATTORNEYS' FEES. Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys' fees (in settlement, at trial or on appeal or in connection with any bankruptcy proceeding), incurred by Landlord in enforcing Tenant's obligations under this Lease and the Work Letter, or resulting from Tenant's default under this Lease. If suit be brought by either party, the prevailing party shall be entitled to recover from the other party, the prevailing parties' costs, including reasonable attorneys' fees, whether such fees and costs be incurred at trial, on appeal, in bankruptcy proceedings or otherwise.

         16.5 LIMITATION OF REMEDIES. Landlord shall have no right to accelerate rent on Tenant's default, except as provided in Subsections (a), (d) and (e) above. Landlord shall have not right to evict or dispossess the Tenant, except in accordance with statutory legal process.

                                   ARTICLE 17

                              SURRENDER OF PREMISES

         Upon the expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and loss due to casualty or condemnation excepted. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any movable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Any movable trade fixtures and personal property which may be removed from the Premises by Tenant but which are not so removed, and all improvements made by Tenant to the Premises, shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant's expense, store, keep and/or dispose of such property. In no event shall Tenant have any obligation to remove any alterations or improvements made to the Premises in accordance with the provisions of this Lease or the Work Letter.

                                   ARTICLE 18

                                  HOLDING OVER

                  (a) Tenant may retain possession of the Premises for a period of not more than three (3) one month periods immediately following the expiration of the Term of this Lease, provided that Tenant complies with all provisions of this Lease (including, without limitation, payment of all Rent due under this Lease, with Monthly Base Rent to be at the same rate as for the final year of the Term of this Lease), and further provided that Tenant provide to Landlord written notice of its intent to retain possession of the Premises, and the tentative duration thereof, not later than six (6) months prior to the expiration of the Term of this Lease.

                  (b) In the event Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease, except in accordance with subparagraph (a) above, Tenant shall pay Landlord one hundred twenty-five percent (125%) of the Adjusted Monthly Base Rent then applicable under this Lease for each month or partial month during which Tenant retains possession, not to exceed three (3) months, and thereafter two hundred percent (200%) of the applicable Adjusted Monthly Base Rent for any month or partial month. In addition to the foregoing, Tenant shall also indemnify Landlord against all liabilities and damages sustained by Landlord by reason of any improper retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law.

                                   ARTICLE 19

                        DAMAGE BY FIRE OR OTHER CASUALTY

         19.1 SUBSTANTIAL UNTENANTABILITY. If either the Premises or the Building is rendered substantially untenantable by fire or other casualty, Landlord may elect by giving Tenant written notice within 60 days after the date of said fire or casualty, either to (1) terminate this Lease as of the date of the fire or other casualty; or (2) proceed to repair or restore the Premises or the Building, other than leasehold improvements (except those constructed by Tenant with the Tenant Improvements Allowance) and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty. For purposes of this Lease, the Building shall be deemed substantially untenantable if the amount of any loss or damage to the Building exceeds fifty percent (50%) of the value of the Building immediately prior to such damage or loss as determined by the Landlord or any mortgagee of the Building.

         If Landlord elects to proceed pursuant to subsection (2) above, Landlord's notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed 150 days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than 20 days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within 150 days, or if Tenant fails to exercise its said right to terminate this Lease, this Lease shall remain in force and effect. Notwithstanding any provision of this Article to the contrary, Tenant may, at its option, terminate this Lease, if Landlord elects to repair or restore as provided hereunder, and such repair or restoration is not completed within 150 days plus the number of days of delay attributable to an events of Force Majeure, as provided in Section 30.5 hereof (provided that the total number of days of delay attributable to an event of Force Majeure may not exceed thirty (30)), plus the number of days of delay, if any, as are attributable to the failure of Tenant to repair or restore any portion of the Building or Premises to be repaired or restored by Tenant.

         19.2 INSUBSTANTIAL UNTENANTABILITY. If the Premises are damaged by fire or other casualty but are not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof, other than the leasehold improvements and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty, unless such damage (or substantial damage) occurs during the last six
(6) months of the Term, or any applicable Renewal Term (unless Tenant has exercised its Renewal Option with respect to a subsequently occurring Renewal
Term), in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to Tenant within thirty (30) days after the date of such fire or other casualty.

         19.3 RENT ABATEMENT. If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Adjusted Monthly Base Rent shall abate (and Tenant's proportionate share shall be adjusted) for all or that part of the Premises which are untenantable on an equitable basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which are untenantable during such period.

                                   ARTICLE 20

                                 EMINENT DOMAIN

         20.1 SUBSTANTIAL TAKING. If all or any part of the Premises or the Building or the common areas is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and Adjusted Monthly Base Rent shall be apportioned as of said date.

         20.2 INSUBSTANTIAL TAKING. If any part of the Premises or the Building is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section , Adjusted Monthly Base Rent shall be reduced for the period of such taking by an equitable amount, and Tenant's Proportionate Share shall be adjusted accordingly, for all purposes under this Lease.

         20.3 COMPENSATION. Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have no claim or right to any price or award as a result of any such sale, taking or condemnation, except Tenant shall be entitled to make a claim for its trade fixtures, personalty, relocation expenses, Tenant's loss of business and, if and to the extent the same does not dismiss Landlord's award, for the unamortized balance of any of Tenant's Out-Of-Pocket Improvement Costs (as defined in Section 10.2).

                                   ARTICLE 21

                                    INSURANCE

         21.1 TENANT'S INSURANCE. Tenant, at its expense, shall maintain in force during the Term: comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in or from the Premises and Tenant's use and occupancy of the Premises, with coverage for any one occurrence or claim of not less than $1,000,000 or such other amount as Landlord may reasonably require upon not less than six months' prior written notice, which insurance shall include Landlord, its partners, officers, directors and the managing agent of the Building as named insureds and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured. All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Tenant shall furnish to Landlord, if and whenever required by it, certificates or other evidences acceptable to Landlord as to the insurance from time to time effected by Tenant and its renewal or continuation in force.

         21.2 LANDLORD'S INSURANCE. Landlord shall carry, at its expense, all risk insurance, comprehensive general commercial liability insurance insuring Landlord, on an occurrence basis, against contractual liability and liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of the maintenance, operation and/or management of the Building or Project by Landlord, or its equivalent, insuring the Building (exclusive of any component of the Premises which Tenant is required to insure pursuant to the terms of Section 21.1 above), such insurance coverage to be in an amount equal to one hundred percent (100%) of the replacement cost of the Building, as such may increase from time to time. All said insurance policies shall be carried with companies licensed to do business in the State of Florida reasonably satisfactory to Tenant. Landlord shall provide to Tenant certificates of such insurance if requested by Tenant.

         21.3 MUTUAL WAIVER OF SUBROGATION. Landlord and Tenant each waive any and all rights or recovery, claim, action or cause of action against the other, its agents, officers or employees, for any loss or damage that may occur to the Premises or the Building or any personal property therein, by reason of fire, the elements, or any other cause or causes which are insured against under the terms of insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees. This waiver shall be applicable only if the same does not violate the terms of the insurance policies carried by each, which insures against such loss or damage. Each party agrees to use its best efforts to obtain a waiver of subrogation endorsement on its insurance policies, without thereby invalidating its insurance or affecting its rights to proceeds payable thereunder. Each such policy of insurance shall contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and such policy will not lapse or be cancelled, except after not less than 15 days' prior written notice to Landlord of the intended change, lapse or cancellation.

                                   ARTICLE 22

                              RULES AND REGULATIONS

         Tenant agrees that Tenant and each of Tenant's employees, agents, and invitees shall comply with the Rules and Regulations attached hereto as EXHIBIT B and with all modifications and additions thereto which Landlord may from time to time make consistent with sound management practices, which are uniformly applied and enforced against other tenants by Landlord. In the event of any conflict between the Rules and Regulations and the terms and condition of this Lease, the terms and conditions of this Lease shall control.

                                   ARTICLE 23

                                LANDLORD'S RIGHTS

         Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) upon reasonable prior notice, to change the name or street address of the Building provided that Landlord compensates Tenant for any changes in stationery, etc., reasonably incurred as a result thereof; (2) subject to Section 8.10, to install, affix and maintain all signs on the exterior of the Building, the interior of the Building and/or on the land upon which the Building is located (collectively referred to as the "Land"); (3) subject to Section 14.1, to designate and/or approve prior to installation, all window shades, blinds, drapes, awnings or other similar items that may be visible from the exterior of the Premises; (4) to change the arrangement, size, configuration and/or decoration of entrances, exits, doors, closets, atriums, storage areas, corridors, boiler rooms, mechanical rooms, elevators, washrooms, hallways, lobbies, trash and rubbish areas and stairs in or about the Building and, subject to Article 26, to change the arrangement, size and/or configuration of the parking areas, driveways, entrances, exits and all other areas of the Land;
(5) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (6) to take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof, provided Landlord shall exercise its best efforts to minimize any interference with Tenant's business operations; (7) to retain at all times master keys or pass keys to the Premises;
(8) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building; and (9) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building, provided Landlord shall exercise its best efforts to minimize any interference with Tenant's business operations.

                                   ARTICLE 24

                              ESTOPPEL CERTIFICATES

         Tenant shall from time to time after the date of this Lease, upon not less than 10 days' prior written request by Landlord, or any mortgagee or ground lessor of the Building, or any prospective purchaser of the Building, deliver to Landlord, or such mortgagee, ground lessor or purchaser, a statement in writing signed by Tenant certifying as to information that may be reasonably requested.

         Landlord shall from time to time, upon not less than 10 days prior written request by Tenant, provide similar Estoppel Certificates to Tenant's prospective lenders or sub-lessees or assignees.

                                   ARTICLE 25

                         ADJUSTMENT TO MONTHLY BASE RENT

         25.1 EXPENSES. The term "Expenses" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance and repair of the Building and Land, including, without limitation or duplication, (1) the costs reasonably incurred for cleaning; rubbish removal; general landscaping and ground maintenance; window washing; repairs; maintenance; fire, extended coverage, sprinkler apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages; salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff (if said employees and/or staff perform services for properties other than the Building or Land, the expenses relating thereto shall be equitably prorated); expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees (if said employees and/or staff perform services for properties other than the Building or Land, the expenses relating thereto shall be equitably prorated); sales, use and other similar taxes; any applicable occupancy taxes and other similar taxes; water rates and sewer rents; and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Building or Land after the Commencement Date that are intended to reduce other Expenses (but only to the extent of such reduction), or made to the Building or Land by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building or Land at the time it was constructed, such cost or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at a rate of interest equal to the prime rate as published by Barnett Bank, N.A. or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Expenses shall not include "Taxes", depreciation on the Building; costs of services or repairs and maintenance which are paid for by proceeds of insurance by other tenants or third parties; tenant improvements, real estate brokers' commissions, interest and capital items other than those referred to in clause
(2) above; or any costs that are not customarily incurred by landlords operating comparable properties consistent with sound management practices.

         25.2 TAXES. The term "Taxes" shall mean the amount of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Building and Land, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building and Land, the leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes, but only to the extent any reduction is achieved. Notwithstanding the foregoing,"Taxes" shall not include any tax that is the subject of Section 6.2.

         25.3     ADJUSTMENTS.

                  (a) Tenant shall pay to Landlord Tenant's Proportionate Share of Expenses and Taxes in the manner and at the times herein provided.

                  (b) With respect to Expenses, prior to the Commencement Date and prior to the beginning of each fiscal year of Landlord thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Proportionate Share of Expenses for the ensuing fiscal year. On or before the first day of each month during the ensuing fiscal year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that until such notice is given with respect to the ensuing fiscal or calendar year, as the case may be, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Premises) it appears to Landlord that Tenant's Proportionate Share of Expenses for the then current fiscal year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  Within ninety (90) days after the close of each fiscal year of Landlord with respect to Expenses, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Proportionate Share of Expenses for such fiscal year. If on the basis of such statements, Tenant owes an amount that is less than the estimated payments for such fiscal year previously made by Tenant, Landlord shall credit such excess amount against the next payment due from Tenant to Landlord of Expenses. If such credit due Tenant exceeds the next payment due from Tenant, Landlord shall apply such credit to the next payment due, and refund the excess to Tenant, if requested by Tenant. In no event shall a reduction in Expenses operate to reduce the rental set forth in Section 1.1(h) hereof required to be paid hereunder. If on the basis of such statement, Tenant owes an amount that is more than the estimated payment for such fiscal year previously made by Tenant, Tenant shall pay the deficiency to Landlord within twenty (20) days after delivery of the statement.

                  If this Lease shall commence on a day other than the first day of Landlord's fiscal year or terminate on a day other than the last day of Landlord's fiscal year, Tenant's Proportionate Share of Expenses that are applicable to Landlord's fiscal year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term of this Lease. If this Lease shall commence on a day other than the first day of a calendar year or terminate on a day other than the last day of a calendar year, Tenant's Share of Taxes that are applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term of this Lease.

                  (c)      Taxes:

                           (1) Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Taxes assessed against the Building and surrounding common property ("Tenant's Tax Payment").

                           (2) Tenant agrees to make payments on account of Tenant's Tax Payment for a tax year, as determined by the appropriate taxing authority (a "Tax Year") in equal monthly installments, in advance, on the first day of each month within such Tax Year. Each monthly installment shall be in an amount equal to one-twelfth (1/12) of the amount which would have to be paid by the Tenant to the Landlord so as to effect compliance with this Article, for the Tax Year immediately preceding such Tax Year. The installments for each such month shall be appropriately adjusted to reflect the actual Tenant's Tax Payment when Taxes for such Tax Year are ascertained. If, as so ascertained, the amount of Tenant's Tax Payment for such Tax Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all of the installments so paid to the Landlord by the Tenant for such Tax Year, then, within twenty (20) days after the receipt of a Tax Statement for such Tax Year and in fulfillment of its obligations under this Article, the Tenant shall, in the case of an underpayment, pay to the Landlord an amount equal to such underpayment, or the Landlord shall, in the case of an over- payment, pay to the Tenant an amount equal to such overpayment.

                           (3) Tenant's Tax Payment for a Tax Year, only a part of which is included within the Term, shall be apportioned so that Tenant shall pay the portion thereof which the portion of the Tax Year within the Term bears to the entire Tax Year.

                           (4) The benefit of any discount for the early payment or prepayment or abatement of Taxes shall be subtracted in determining Taxes and Tenant's Tax Payment.

                           (5) Tenant shall not institute or maintain any action, proceeding or application in any court or with any governmental authority or otherwise for the purpose of changing the Taxes.

                           (6) If, by reason of the failure of Tenant to pay Tenant's Tax Payment to Landlord when due, a Governmental Authority or a Mortgagee imposes a penalty or requires a penalty to be paid in respect of Taxes, then Tenant shall be responsible, in full, for the payment of such penalty or interest, or both, to Landlord, on demand, as Additional Rent, but otherwise Tenant shall have no responsibility for such penalty or interest.

                           (7) If Landlord shall receive a refund of Taxes for any Tax Year, Tenant shall be entitled to a prompt refund of Tenant's Proportionate Share of the portion of the refund attributable to Tenant's Tax Payment for such Tax Year.

                           (8) Landlord's failure to render a Tax Statement with respect to any Tax Year shall not prejudice Landlord's right to thereafter render a Tax Statement with respect to such Tax Year or with respect to any subsequent Tax Year, and Landlord may render one or more revised Tax Statements with respect to any Tax Year.

                           (9) Each Tax Statement shall be conclusive and binding upon Tenant unless within ninety
                                    (90) days after receipt of such Tax
                                    Statement, Tenant shall notify Landlord that it disputes the correctness of such Tax Statement, specifying the particular respects in which such Tax Statement is claimed to be incorrect. Any dispute relating to an Tax Statement must be submitted to Arbitration within one hundred twenty (120) days after the giving of such Tax Statement. Pending such determination, Tenant shall pay the disputed charge.

                           (10) Provided Tenant is not in default of any of its obligations hereunder Landlord covenants to pay Taxes prior to the date any interest or penalty shall first become due with respect to such payment. All special assessments will be paid over the largest number of installments allowed by the taxing authority, if the payment of such installments would extend beyond the remaining Term of the Lease.

                           (11) To the extent not covered by Section 6.2 above, Tenant shall pay to Landlord upon demand, as Additional Rent, any occupancy tax or rent tax or any tax attributable to this Lease or the leasehold estate created hereby or any investment or installation made by Tenant in respect of the Premises or any personal property owned or used by Tenant in or in connection with the Premises (including but not limited to Tenant's Property) whether the same is now or hereafter in effect, required to be paid by Landlord.

                           (12) Tenant's obligation under this Article shall survive the expiration or earlier termination of the Term, or any applicable Renewal Term. Landlord's obligation to refund excess Expenses and Taxes paid by Tenant hereunder shall likewise survive the expiration or termination of the Term or any Renewal Term.

         25.4 INSPECTION OF RECORDS. Tenant shall have the right to inspect Landlord's books and records as to Expenses and Taxes incurred by Landlord not more than once each year during the initial Term of this Lease, and any applicable Renewal Term.

                                   ARTICLE 26

                                     PARKING

         Landlord has allocated, and shall make available for Tenant, its employees, agents, visitors and invitees, twenty (20) "reserved" parking spaces for Tenant's exclusive use. In addition, Tenant, its employees, agents, visitors and invitees may use one hundred and eighty (180) additional parking spaces in common with other tenants to whom similar rights are granted. A preliminary parking site plan is attached hereto as Exhibit "E" which indicates the location of Tenant's parking. Landlord will not change the parking in any manner that materially and adversely affects Tenant's use of or access to the parking facilities, or the location of Tenant's parking spaces, as such use, access or location are reflected on the preliminary parking site plan; provided, however, that nothing contained herein shall be read to limit Landlord's ability to exclude or limit Tenant's access to such parking on a temporary basis, so long as reasonable alternative parking accommodations are provided by Landlord during the period of exclusion or limited access. Landlord, at all times, shall have sole and exclusive control of all parking facilities, and may at any time exclude any person from the use and occupancy thereof, except those persons using the parking facilities in accordance with the written consent of Landlord and in accordance with all regulations established by Landlord from time to time. Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to the use of such parking facilities by the Tenant, its employees, agents, visitors and invitees. Landlord may, from time to time, limit access to the parking facilities, by means of attendants and/or other devices, and make other changes in the layout and operation of the parking facilities, including, without limitation, changes in locations of entrances, exits and parking spaces, except nothing herein shall be deemed to permit Landlord to charge Tenant or its guests or invitees a fee for the parking provided to Tenant in accordance with this Article during the Term of this Lease.

                                   ARTICLE 27

                               REAL ESTATE BROKERS

         Landlord and Tenant each represent and warrant to the other that, except for the Brokers named in Section , they have not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Each agrees to indemnify, defend and hold harmless the other, its partners, officers, directors, the managing agent of the Building and their respective agents and employees from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation and warranty. Landlord shall pay the commissions due the Brokers named in Section , in accordance with the commission agreements entered into by Landlord.

                                   ARTICLE 28

                          SUBORDINATION AND ATTORNMENT

         28.1 SUBORDINATION. This Lease and the rights of Tenant hereunder are expressly subject and subordinate to any ground lease of the Land now or hereafter existing and all amendments, renewals, modifications and extensions of and to any said ground lease, and to the lien of any one or more mortgage or trust deed specified by Landlord now or hereafter existing encumbering the Building, or any part hereof, or said Land or ground leasehold estate, and all amendments, renewals, modifications and extensions of and to each said mortgage or trust deed, and to all advances made or hereafter to be made upon the security of each said mortgage or trust deed. Tenant agrees to promptly sign and deliver to Landlord such further instruments subordinating this Lease to any such ground lease or to the lien of each such mortgage or trust deed as may be requested in writing by Landlord from time to time, provided that the holder of such lien join in the execution of such instrument for the purpose of agreeing not to disturb Tenant's possession of the Premises under this Lease, so long as Tenant is not default hereunder.

         28.2 ATTORNMENT. In the event of the cancellation or termination of any such ground lease in accordance with its provisions or by the surrender of such ground leasehold estate, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such mortgage or trust deed by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee, holder of such trust deed or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to sign and deliver at any time upon request of such ground lessor, mortgagee, holder, purchaser, or any of their successors, any instrument to further evidence such attornment.

         28.3 CONDITIONS TO SUBORDINATION AND ATTORNMENT. As soon as practicable, but in any event within thirty (30) days after the date hereof, Landlord shall obtain a subordination, non-disturbance and attornment agreement (reasonably satisfactory to Tenant and its legal counsel) (a "SNDA Agreement") from each holder of a mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which encumbers the Project and which has priority over the Lease. If Landlord should fail to obtain such SNDA Agreement within the time period permitted above, then in addition to any rights or remedies available to Tenant at law or in equity, Tenant may elect to terminate this Lease by written notice to Landlord delivered within forty (40) days after the date hereof, or such right of Tenant to terminate this Lease shall be waived. Notwithstanding anything contained in this Lease (including Sections
28.1 or 28.2) to the contrary, Tenant's agreement to attorn to a successor in title to the Premises, or to subordinate this Lease to the interest of any subsequent lienholder is conditioned upon Tenant's prior receipt of a SNDA Agreement reasonably satisfactory to Tenant (and its legal counsel).

         28.4 SUBORDINATION OF LANDLORD'S LIEN. Landlord agrees that it will subordinate to any conditional sales vendor, lessor, or lender of Tenant, any lien or ownership rights Landlord may have in regard to any furniture, trade fixtures, equipment, or other articles of personal property from time to time installed by Tenant at its expense in the Premises or otherwise stored or located in, on or about the Premises (whether owned by or leased to Tenant) (collectively, "Tenant's Property"); provided that the holder of such lien provide to Landlord a subordination agreement, in form reasonably satisfactory to Landlord and Landlord's counsel, which shall provide that such lienholder shall remove Tenant's Property from the Premises within ten (10) days of Landlord's written notice to such lienholder of Landlord's intent to exercise Landlord's lien upon the Tenant's Property, and that should such lienholder fail to remove such Tenant's Property (or make other arrangements with respect thereto satisfactory to Landlord) within such ten (10) day period, then such subordination agreement shall be deemed null and void, and Landlord shall be entitled to deal with Tenant's

Property as it sees fit. Moreover, Landlord agrees that should any conditional sales vendor, lessor or lender of Tenant so require, Landlord will execute any waiver of ownership rights which may be reasonably requested by any such conditional sales vendor, lessor or lender of Tenant, in regard to any of Tenant's Property, and Landlord will utilize its reasonable efforts to cause its mortgagees to execute and deliver such documentation as may be reasonably requested by any such conditional sales vendor, lessor or lender.

                                   ARTICLE 29

                                     NOTICES

         All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given and delivered, whether or not received, on the date when personally delivered (and receipted for) or two days following the date when deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, at the following addresses:

                  (a) To Landlord: at the address specified in Section of this Lease, with a copy to: Douglas A. Ward, Esquire, Rogers, Towers, Bailey, Jones & Gay, 1301 Riverplace Boulevard, Suite 1500, Jacksonville, Florida 32207.

                  (b) To Tenant: At the address specified in Section prior to the Commencement Date, and at the Premises after the Commencement Date, or such other address as Tenant shall designate by written notice to Landlord, with a copy to: Eric H. Mandus, Esquire, Smith, Gambrell & Russell, Atlanta Financial Center, Suite 1800, 3343 Peachtree Road, Northeast, Atlanta, Georgia 30328-1010.

                                   ARTICLE 30

                                  MISCELLANEOUS

         30.1 LATE CHARGES. Tenant hereby acknowledges that the late payment by Tenant to Landlord of Rent and other charges due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage covering the Premises. Accordingly, if any installment of Rent or any other charge due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after such amount shall be due and if Tenant has been more than ten (10) days late in the payment of Rent one or more times within the preceding twelve month period, then, in addition to the other remedies provided to the Landlord herein, Tenant shall pay to Landlord, within ten (10) days after demand, a late charge equal to the five percent (5%) of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed on a late charge or more than once for the same late rental payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted to it hereunder.

         In addition to the late fee provided above, at the option of the Landlord, all delinquent Rent shall bear interest at 2% in excess of the Prime Rate as published by Barnett Bank, N.A. as in effect from time to time, from the date due until paid.

         30.2 ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, between Landlord and Tenant.

         30.3 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent and Landlord may pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

         30.4 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary herein provided, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Section . The term "Landlord" as used in this Lease means only the owner or lessor for the time being of the Building, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under this Lease by such owner, Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder. It is specifically understood and agreed that notwithstanding anything to the contrary herein provided or otherwise provided at law or in equity, there shall be absolutely no personal liability in excess of its interest in the Building and related proceeds to Landlord or any successor in interest thereto (whether the same be an individual, joint venture, tenancy in common, firm or partnership, general, limited or otherwise) or on the part of the members of any firm, partnership or joint venture or other unincorporated Landlord with respect to any of the terms, covenants and/or conditions of this Lease; in the event of a breach or default by Landlord, or any successor in interest thereof, of the Building of any of its obligations under this Lease, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, such exculpation of personal and additional liability which is in excess of such interest in the Building and related proceeds to be absolute and without any exception whatsoever.

         30.5 FORCE MAJEURE. In the event either party hereto shall be delayed or hindered in, or prevented from, the performance of any acts due under the terms of this Lease, and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, mechanical breakdown, repair, servicing or other reasons of a like nature not the fault of the party delayed in performing such act required under the terms of this Lease (all of such reasons or causes being referred to herein as "Force Majeure"), then performance of such act shall be excused for the period of such delay, and the period of such performance of such act shall be extended for a period equivalent of such delay. "Force Majeure" shall not include within its meaning any delay related to financial causes or the inability to pay or receive funds, nor shall Force Majeure relieve any party from the obligation to pay Rent or other sums due hereunder.

         30.6 APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Florida.

         30.7 TIME. Time is of the essence of this Lease and the performance of all obligations hereunder.

         30.8 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES. If Tenant fails to timely perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace or cure period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses reasonably and actually incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

         30.9 LANDLORD'S ACCESS. Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any governmental authority.

         30.10 RELINQUISHMENT OF RIGHTS UPON DEFAULT. Tenant shall not be entitled to exercise any right or option granted to it by the Lease (if any) at any time when Tenant is in default beyond any applicable grace or cure period in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease.

         30.11    TENANT'S REMEDIES.

                  (a) In the event Landlord shall default in the payment, when due, of any monetary obligations to be paid by Landlord hereunder and fails to cure said default within ten (10) days after written notice thereof from Tenant; or if Landlord shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Landlord's monetary obligations hereunder) and fails to cure such default within thirty (30) days after written notice thereof from Tenant (or such longer period as may be reasonably necessary to cure such default if such default is not reasonably susceptible of being cured within such thirty (30) day period and Landlord commences its efforts promptly to cure the same and pursues such cure thereafter with due diligence and good faith); then, and in any of said events, Tenant, at its option may pursue any one or more of the following remedies without further notice or demand whatsoever:

                  (i) In the event such default arises because of the failure by Landlord to pay to Tenant any allowance provided to Tenant pursuant to the Work Letter, Tenant shall be entitled to offset the amount owed by Landlord against Rent next accruing hereunder, and such sums shall bear interest at two percentage points in excess of the Prime Rate of Barnett Bank, N.A., from the date when due until paid.

                  (ii) In the event that such default relates to the failure to provide any service or perform any obligation required under this Lease, then Tenant shall have the right, but not the obligation, to remedy Landlord's failure and charge Landlord for the reasonable cost of such remedy, which charges shall be payable by Landlord within ten (10) days of Tenant's demand therefor. If Landlord shall fail to pay same, Tenant shall have the right to deduct such costs (including any interest due hereunder) from Rent next accruing hereunder. Notwithstanding the foregoing provisions, no work by Tenant shall materially interfere with the use or enjoyment of the Building by any other tenant or occupant or user of the Building.

                  (iii) Tenant shall be entitled to exercise any other right or remedy available to Tenant at law or in equity.

The remedies set forth above are in addition to and cumulative with any of the Tenant's rental abatement rights set forth in this Lease. Such rental abatement rights may be exercised independently of any rights or remedies set forth above.

                  (b) If Landlord should dispute, in good faith, any claim by Tenant under subsection (a) above that Landlord has failed to perform an obligation under this Lease and if Landlord shall give Tenant written notice specifying in reasonable detail the basis for its dispute within ten (10) days after receipt of Tenant's notice of Landlord's failure, then Tenant shall deposit the disputed amounts Tenant from time to time deducts pursuant to subsection (a) above in an escrow account solely for such purpose with a national bank having offices in Jacksonville, Florida, and Tenant and Landlord shall proceed diligently to resolve any such dispute by arbitration conducted in accordance with Section 30.24 or in such other manner as may be acceptable to the parties. Landlord shall not be deemed to be in default as to such disputed items unless such dispute is determined adversely to Landlord. Similarly, Tenant shall not be deemed to be in default by reason of it exercising its rights under subsection (a) above with respect to the disputed amounts unless and until Tenant fails to make such payment into escrow or such dispute is determined adversely to Tenant and Tenant shall fail to direct the escrow agent to pay to Landlord the escrowed amounts, or so much thereof as shall be determined to be payable to Landlord, within ten (10) days of the resolution of such dispute.

                  (c) In addition to and not in lieu of any cure rights given to Landlord herein in the event that Landlord defaults under this Lease, each and every mortgagee and ground lessor having an interest in the Property or Building shall have the right (but not the obligation) to cure any such defaults on the part of Landlord hereunder in accordance with and subject to the following terms and conditions:

                  (i) The rights granted hereunder to a mortgagee or a ground lessor shall be given to any mortgagee or ground lessor of which Tenant has written notice prior to the occurrence of such default. Such notice shall be given to Tenant by virtue of (A) any subordination, non-disturbance and attornment agreement to which Tenant is a party, or (B) any other written notice of such mortgagee or ground lessor given by Landlord to Tenant in accordance with the notice provisions specified herein. Such notice by Landlord shall specify the name and address for such notice purposes of the mortgagee or ground lessor in question, and the instrument or document from which the interest of the mortgagee or ground lessor derives;

                  (ii) Tenant shall deliver to all such mortgagees or ground lessors a copy of any notice of default or demand to perform on the part of Landlord hereunder at the time such notice or demand is delivered to Landlord, and no such notice shall be effective as to the mortgagee or ground lessor unless and until it has been so delivered to such mortgagee or ground lessor;

                  (iii) The mortgagee or ground lessor in question shall have the same amount of time from the date of default that Landlord has (without duplication) to cure any default on the part of Landlord under this Lease; and

                  (iv) Tenant shall accept a cure of the mortgagee or the ground lessor in question within any applicable cure period as if such cure were the cure of Landlord.

         30.12 HEADINGS. The Article and Section headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

         30.13 COVER SHEET. The cover sheet hereto which immediately precedes the Index is a part of this Lease, but in the event of a conflict between any of the provisions of such cover sheet and those otherwise contained in the portion of the Lease beginning on Page 1 hereof, the latter shall prevail and be controlling.

         30.14 TABLE OF CONTENTS. The table of contents preceding this Lease but under the same cover is for the purpose of convenience of references only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

         30.15 EXHIBITS. The Exhibits annexed to this Lease shall be deemed part of this Lease and are hereby incorporated herein.

         30.16 REFERENCES. All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context in which used.

         30.17 GENDER; SUCCESSOR & ASSIGNS. All words and terms used in this Lease, regardless of the number and gender in which used, shall be deemed to include any other number and any other gender as the context in which used may require; and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

         30.18 JOINT AND SEVERAL OBLIGATIONS. If Landlord or Tenant consists of more than one party, the obligations, representations, warranties and covenants of Landlord or Tenant, as the case may be, hereunder are joint and several as to each such party.

         30.19 MULTIPLE TENANTS. If more than one person is named as or becomes Tenant hereunder, the Landlord may require the signatures of all such persons in connection with any notice to be given or action to be taken by Tenant hereunder. Each person named as Tenant shall be fully and primarily liable for all obligations hereunder and any notice to any person named as Tenant shall be sufficient and shall have the same force and effect as though given to all persons named as Tenant.

         30.20 MORTGAGES. The terms "mortgage" and "deed of trust" are used interchangeably in this Lease, are hereby given identical meanings, and where applicable shall also refer to the notes and/or bonds or other evidence of indebtedness and any chattel mortgages, conditional bills of sale, assignments of rents, security agreements and financing statements executed and delivered in connection with or as part of any such mortgage; as are the term "holder of the mortgage", "mortgagee", "trustee" and "beneficiary"; and all of the foregoing are applicable to any of the defined terms used in this Lease relating to a mortgage or a holder thereof.

         30.21 REFERENCES TO LEASE AS A WHOLE. Unless the context in which used requires a different construction, the words "herein", "hereof" and "hereunder" and words of similar import refer to this Lease as a whole and not to any particular Section or subdivision thereof.

         30.22 CONSENTS AND APPROVALS. Except if and to the extent otherwise expressly provided for in this Lease, whenever the consent or approval of Landlord or Tenant is required under any provision of this Lease, Landlord and Tenant each agrees not to withhold, delay or condition such consent or approval unreasonably. If either party withholds such consent or approval, such party shall notify the other in writing stating the reasons therefor. Anytime this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under this Lease.

         30.23 RECORDATION. Landlord and Tenant agree that a short form of this Lease shall be executed at the same time this Lease is executed, or thereafter upon request by either Landlord or Tenant. Such short form of this Lease shall be for recording and public notice purposes only, shall not reflect any of the monetary terms of this Lease, and shall otherwise be in form and content reasonably acceptable to both Landlord and Tenant. The party requesting the short form lease shall be responsible for the cost of recording the same.

         30.24 ARBITRATION.

                  (a) Terms. Should a provision of this Lease provide for the arbitration of a dispute between Landlord and Tenant, then such arbitration shall be conducted in accordance with the terms of this
         Section 30.24 unless the provision in dispute makes reference to the arbitration procedures set forth in Section 3.5 (relating to the determination of Fair Market Rate) in which event the provisions of
         Section 3.5 shall control. Any dispute to be settled by arbitration pursuant to this Section 30.24 shall be determined by binding arbitration in Jacksonville, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect by a sole arbitrator who (i) has the qualifications and experience set forth in subparagraph (b) of this Section and (ii) is selected as provided in subparagraph (c) of this Section. The arbitrator shall render his decision in writing and shall include the findings of fact and conclusions of law upon which his award or decision is based. The arbitration shall be governed by the terms and conditions of this Lease, the substantive laws of the State of Florida applicable to contracts made and to be performed therein, without regard to conflicts of law rules, and by the arbitration law of the

         Federal Arbitration Act (Title 9, U.S. Code), and judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (b) Qualifications. Every person nominated or recommended to serve as an arbitrator hereunder shall be a neutral and impartial lawyer who has had training and experience as an arbitrator or who is or has been a partner in (or counsel to) a law firm for at least fifteen (15) years as a practicing attorney specializing in commercial real estate matters in the Jacksonville, Florida area.

                  (c) Selection. If the parties cannot agree upon an arbitrator within twenty (20) days of either party notifying the other party in writing of an issue or issues the notifying party desires to arbitrate under this Agreement, the arbitrator shall be selected in accordance with the AAA's Commercial Arbitration Rules then in effect and in accordance with the qualifications as set forth in subparagraph (b) above, except that each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on the list submitted to the parties by the AAA. In the event the parties hereto cannot agree on a mutually acceptable arbitrator from the one or more lists submitted by the AAA, the President of the AAA shall designate three (3) persons who, in his or her opinion, meet the criteria set forth in subparagraph (b), which designees may include persons named on any list submitted by the AAA. Each of the parties hereto shall each be entitled to strike one of such three (3) designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designee(s) which have not been so stricken by either Landlord or Tenant in accordance with their indicated order of mutual preference.

                  (d)      Procedure.

                  (i) The arbitrator shall, in his sole discretion, determine whether or not an arbitration hearing shall be held. If the arbitrator determines that a hearing shall be held, it will occur in Jacksonville at a date, time and place set by the arbitrator after consulting with and securing the agreement of both parties. The parties agree that, upon the request of one party, the preliminary hearing, pursuant to AAA Arbitration Rule 29, shall be conducted by telephone.

                  (ii) Consistent with the expedited nature of arbitration, Landlord and Tenant will, upon the written request of the other party, provide the other with copies of documents relevant to the issue(s) raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery relevant and appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. Landlord and Tenant explicitly agree that exclusion of evidence by the arbitrator on grounds of irrelevance or redundancy shall not be ground for failure to confirm and enforce the award or decision.

                  (iii) If no arbitration hearing is held, the parties and the arbitrator shall agree upon a date on which the parties shall submit to the arbitrator a memorandum setting forth their respective position regarding the arbitratable issue(s). Within five (5) business days after receipt of the parties' original memoranda, each party may submit to the arbitrator a response. Any award or decision by the arbitrator shall be rendered within thirty (30) days after the submission of the response.

                  (e) Expenses. All expenses and fees of the arbitrator and expenses for hearing facilities and other expenses of the arbitration shall be borne equally by Landlord and Tenant unless they agree otherwise or unless the arbitrator in the award or decision assesses such expenses other than equally between the parties. The parties shall bear their own counsel fees and the expenses of their witnesses, except to the extent otherwise provided in this Lease or by applicable law.


                                 "LANDLORD"

                                 CTC INVESTMENTS II LIMITED., a Florida
                                 limited partnership

                                 By: CTB Investments, Inc., a Florida
                                     corporation, its managing general partner



                                     By:_________________________________
                                        Thomas F. Beeckler, President


                                 "TENANT"

                                 NATIONAL AUTO FINANCE COMPANY, INC., a
                                 Delaware corporation authorized to
                                 transact business in the State
                                 of Florida as "National Auto Finance
                                 Company, Inc. of Delaware"



                                 By:_________________________________________
                                    William Magro, Vice President

                                    EXHIBIT B

                              RULES AND REGULATIONS

Tenant agrees that Tenant and each of Tenant's employees, agents, and invitees shall comply with the following rules and regulations and with all reasonable modifications and additions thereto which Landlord may from time to time make

   (1) Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building;

   (2) Tenant shall not use the name of the Building for any purpose other than Tenant's business address;

   (3) Sidewalks, entrances, passages, courts, corridors, halls, in and about the Premises shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the corridors of the Building or from the exterior of the Building;

   (4) No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises;

   (5) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks;

   (6) Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

   (7) Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in these Rules and Regulations and the other portions of this Lease;

   (8) Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall reasonably direct and at Tenant's sole risk and cost. Prior to Tenant's removal of such articles from the Building, Tenant shall obtain written authorization of the office of the Building and shall present such authorization to a designated employee of Landlord;

   (9)       Tenant shall not in any manner deface or damage the Building;

  (10) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises;

  (11) Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises;

  (12) Tenant shall not permit objectionable odors or vapors to emanate from the Premises;

  (13) Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry; and

  (14) Tenant shall comply with all rules and regulations established by Landlord pursuant to Article of this Lease.

                                   EXHIBIT "C"

                                   WORK LETTER


The provisions of this Work Letter shall govern construction of the Premises pursuant to the Lease.

A.           LANDLORD'S WORK

             1. Landlord shall construct and/or install, at no cost to Tenant, the following items which shall constitute the Landlord's Work:

                      (a) all work per base building plans and specifications produced by The Stellar Group, except for the installation of overhead doors which have been deleted;

                      (b)  operational sprinkler system;

                      (c) installation of storefront window system in south elevation per Exhibit "C-1" (drawing of elevation);

                      (d) 3000 amp 208 volt electrical service to the base building with 2000 amps dedicated to the Premises (including house panel and switchgear associated with the 3000 amp service to the Building);

                      (e) all site work including roads, parking lots, sidewalks, and landscaping;

                      (f) one 4" diameter telephone conduit from public right-of-way to interior of the Premises adjacent to existing 3" conduit;

                      (g) drawings detailing structural modifications necessary for Tenant's HVAC equipment;

                      (h) install a directory monument for all tenants (with lettering regarding Tenant to be at Tenant's sole cost and expense), subject to the approval and agreement of the developer of Deerwood Office Park.

             2. During Tenant's construction of the Premises, Landlord agrees to provide reasonable use of site utilities including electricity and water at no charge to Tenant.

             3. Landlord agrees to perform Landlord's Work in a good and workmanlike manner, with such work to be Substantially Completed in accordance with the construction schedule set forth on Exhibit "C-2" attached hereto. The Landlord's Work will be considered "Substantially Completed" for all purposes under this Work Letter and the Lease when such work has been completed except for "punch list" items. When Landlord is of the opinion that such work is substantially completed, then Landlord will notify Tenant. Tenant agrees that upon such notification, Tenant will promptly (and not later than three (3) days after the day of Landlord's notice and in any event prior to Tenant moving its equipment and property into the Premises) inspect the Premises and execute a punch list ("Punch List") generated by Landlord which will identify any uncompleted items of such work, and the dates upon which such item will be completed by Landlord. Tenant agrees that, at the request of Landlord from time to time thereafter, Tenant will promptly furnish to Landlord a revised Punch List reflecting completion of any prior Punch List items. It is mutually agreed that if the Punch List or any revised Punch List consists only of items, the non-completion of which would not materially impair Tenant's use or occupancy of the Premises, or such work is otherwise substantially completed, then, in such event, the Premises will be deemed to be complete and Tenant will acknowledge in writing that the Premises are complete and accept possession or execute a Punch List that acknowledges the completion of all Punch List items. Landlord will complete all Punch List items as soon as reasonably possible, and in any event on or before the date indicated on the Punch List.

             4. The Staubach Company Design and Construction Consulting Services group will assist in the design, bidding and construction process, and overall project management. Therefore, The Staubach Company must be afforded complete access to the premises during building shell construction and site work.

             5. Landlord's workmen and contractors shall work in harmony with, and not interfere with, labor employed by Tenant, Tenant's workmen or contractors.

             6. Time shall be of the essence with respect to the performance of Landlord's Work.

B.           TENANT'S PLANS AND SPECIFICATIONS; TENANT'S ADDITIONAL RIGHTS

             1. Tenant shall deliver to Landlord all plans and specifications with respect to the Tenant's Work on June 3, 1997, or as soon thereafter as is reasonably possible. Landlord shall, within three (3) days after delivery of such plans and specification, either approve or disapprove the same; Landlord agreeing that such approval shall not be unreasonably withheld, conditioned or delayed. If Landlord disapproves of any portion of the plans or specifications, it shall advise Tenant, with particularity, as to what changes shall be made therein to make the same acceptable to Landlord.

             2. Tenant shall have the right, subject to Landlord's review of Tenant's plans and specifications, in accordance with paragraph B(1) above, to:

                      (a) Exclusive use of one existing 3" and one 4" communications conduit serving the Building;

                      (b) Specify, purchase and utilize its own cosmetic and/or decorative materials including, but not limited to, floor coverings, paint and wall covering;

                      (c) Install Tenant's own security access system including the main entrance to the Building for after-hours access;

                      (d)  Secure the Premises during and after business hours;

                      (e) Have reasonable access to the Premises for delivery and installation of building materials and equipment no later than June 12, 1997;

                      (f) Have reasonable access to construction parking area at no cost to Tenant;

                      (g) Install a back up generator and/or HVAC equipment in
                          the truck court.

                      (h) Install security system card readers and/or security
                          cameras on the exterior of the Building.

C.           TENANT IMPROVEMENTS ALLOWANCE

             1. Landlord shall provide Tenant with the following allowances (collectively the "Tenant Improvement Allowance"):

                      (a) $25.00 per rentable square foot in the Premises for construction of Tenant's Work;

                      (b) a lump sum not to exceed $12,000 for modifications to existing roof structure for support of Tenant's HVAC units; the actual amount will be determined through bidding to subcontractors by Tenant's contractor;

                      (c) a lump sum amount of $300.00 as a credit for 3 overhead doors deleted from Landlord's base building scope of work;

                      (d) upon Tenant's request, an additional allowance of up to $5.00 per rentable square foot in the Premises; provided, however, that the amortized sum of such additional allowance (together with a sum equal to Landlord's closing costs in connection with the borrowing of such funds, not to exceed Five Thousand Five Hundred Fifty and No/100 Dollars ($5,550.00)) shall be added to the Monthly Base Rent payable under the Lease (such amortization to be based on an assumed interest rate of 10.5% per annum).

             2. So long as Tenant is not in default under the terms of this Lease, beyond any applicable grace or cure period, Landlord shall disburse the Tenant Improvements Allowance to or for the account of Tenant in accordance with the terms of this Work Letter and this Lease.

             3. The Tenant Improvements Allowance shall only be used for the design and construction of the Tenant's Work, and for no other purposes; provided, however, that any unused Tenant Improvement Allowance (up to a maximum of $5.00 per rentable square feet in the Premises) shall be credited against the Rent first accruing under this Lease.

             4. All costs and charges of any nature in connection with the construction of the Tenant's Work in excess of the Tenant Improvements Allowance shall be at the sole cost and expense of Tenant.

D.           TENANT'S WORK

             1. Tenant shall perform Tenant's Work in a good and workmanlike manner, in accordance with Tenant's plans and specifications, in compliance with all applicable federal, state and municipal laws and regulations. To complete the Tenant's Work, Tenant will enter into a construction contract ("Tenant's Contract") with Schultz- Angelo Construction Company ("Tenant's Contractor"), who Tenant certifies to be a licensed Florida general contractor. Tenant shall furnish to Landlord true and correct copies of Tenant's Contract, and any modifications or amendments thereto.

             2. All proceeds of the Tenant's Improvements Allowance shall be disbursed by Landlord in checks jointly payable to Tenant and Tenant's Contractor or, at Tenant's written direction, to such other parties as are rendering construction related services.

             3. Each request for an advance of proceeds of the Tenant Improvements Allowance shall be on AIA Form G702 or G703, accompanied by receipted invoices for all portions of Tenant's Work which have been paid prior to the request for such advance, and by invoices not receipted with respect to costs of the Tenant's Work which are due and payable, but which have not been paid. Each such request shall also be accompanied by a certificate of the Tenant, Tenant's Contractor and Tenant's Architect that all bills for labor, materials and services then incurred and payable in connection with the Tenant's Work have been paid or will be paid from the advance being requested; that all work and materials are in accordance with Tenant's plans and specifications; that such request for advance is in accordance with the draw schedule and other terms and conditions of Tenant's Contract except that draws shall be made no more frequently than monthly; that all certifications and approvals which may be necessary or customary at such stage of construction have been received; and that all work has been done according to all applicable laws, regulations, building codes, covenants and restrictions and in a good and workmanlike manner, together with lien waivers from any contractor, subcontractor, sub-subcontractor, laborer or materialman furnishing labor, services or materials in connection with Tenant's Work. Landlord will pay each requested advance within fifteen (15) days after receipt of the foregoing documentation.

             4. Tenant acknowledges and agrees that all disbursements of the proceeds of the Tenant Improvements Allowance by Landlord to Tenant and/or Tenant's Contractor are being made at Tenant's request and for Tenant's convenience, and Landlord shall have no responsibility or obligation to see to the application of such funds by Tenant's Contractor, or to otherwise oversee or monitor Tenant's Work, and Tenant agrees to indemnify and hold harmless Landlord against any claims by Tenant's Contractor or other any other parties in connection with the construction of Tenant's Work disbursement obligations of Landlord hereunder.

             5. Tenant and Tenant's Contractor shall at all times comply with Chapter 713, Florida Statutes, regarding construction liens, as the same may be amended from time to time.

             6. Tenant's workmen and contractors shall work in harmony with, and not interfere with, labor employed by Landlord, Landlord's workmen or contractors, or by any other tenant or their contractors.

             7. Tenant and Tenant's contractors and workmen shall maintain Workmen's Compensation, public liability insurance, builder's risk and property damage insurance, with hold-harmless provisions, all in amounts and with companies in a form satisfactory to Landlord, and Tenant shall provide certificates of such insurance to Landlord, with Landlord designated as an additional insured.

             8. Tenant's entry onto the property of Landlord in connection with the construction of Tenant's Work shall be deemed to be under all of the terms, covenants, provisions and conditions of this Lease.

             9. Upon completion of Tenant's Work, Tenant shall provide to Landlord final lien waivers regarding Tenant's Work; a final certificate from Tenant, Tenant's Contractor and Tenant's Architect that all bills for labor, materials and services have been paid; that all materials and work are in accordance with Tenant's plans and specifications; that all certifications and approvals which may be necessary or customary have been received; and that all work has been done according to all applicable laws, regulations, building codes, covenants and restrictions, and in a good and workmanlike manner; and Landlord and/or Landlord's Contractor or other representative shall have the right to inspect Tenant's Work to ensure compliance with all the foregoing. In addition, upon completion of construction of Tenant's Work, Tenant shall obtain a satisfactory final inspection of the Premises from the City of Jacksonville.

                                  Exhibit "C-1"

                              Drawing of Elevation

                                  Exhibit "C-2"

                    Construction Schedule for Landlord's Work

1. Premises cleaned and broom swept on or before the execution of the Lease.

2. Sprinkler system operational and signed off on by Landlord and Landlord's contractor on or before the execution of the Lease.

3. Storefront window system installed on South and West elevations of the Premises on or before June 20, 1997.

4. Lime rocked access to rear of Building for equipment and material delivery prior to completion of storefront installation.

5. Balance of base building shell (which shall exclude item 6 and landscaping) construction Substantially Completed on or before July 1, 1997.

6.           3000 amp electrical service installed on or before August 4, 1997.

7. Site work and paving Substantially Completed on or before June 23, 1997, subject to weather delays.

8. All remaining Landlord's Work to be Substantially Completed on or before August 1, 1997.

                                   EXHIBIT "D"

Such signage as may be approved in writing by Landlord, subject to the zoning code and municipal ordinances of the City of Jacksonville, Florida.








                                   Page 3 of 5